                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-61522


THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, BUT IS NOT COMPLETE. WE MAY NOT SELL THESE CERTIFICATES UNTIL A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE CERTIFICATES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 6, 2002
(TO PROSPECTUS DATED JUNE 6, 2002)
--------------------------------------------------------------------------------

[UBS AG LOGO]
                                     CABCO
                   SERIES 2002-1 TRUST (AOL TIME WARNER INC.)
                       $-- CERTIFICATE PRINCIPAL BALANCE,
                        CLASS A-1 CALLABLE CERTIFICATES
                             --% PASS-THROUGH RATE

                       CORPORATE ASSET BACKED CORPORATION
                                   DEPOSITOR
--------------------------------------------------------------------------------

                                               NUMBER OF       PASS-THROUGH      PRICE TO   UNDERWRITING
                                              CERTIFICATES         RATE           PUBLIC      DISCOUNT
--------------------------------------------------------------------------------------------------------
Class A-1 callable certificates.............       --               --%           $25.00       $.7875
--------------------------------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 OF THE ATTACHED PROSPECTUS BEFORE INVESTING IN THE CLASS A-1 CERTIFICATES.

No governmental agency or instrumentality has insured or guaranteed the class A-1 certificates or the AOL Time Warner debentures.

The class A-1 certificates will represent interests in the trust only and will not represent interests in or obligations of any other party.

The class A-1 certificates currently have no trading market.

THE TRUST

- will issue two classes of callable certificates, the class A-1 callable certificates and the class B-1 callable certificates. Only the class A-1 callable certificates are offered by this prospectus supplement.
- will own $-- principal amount of 7.700% Debentures due 2032 issued by AOL Time Warner Inc. and unconditionally guaranteed by America Online, Inc. and Time Warner Inc. and two other affiliates.

EACH CLASS A-1 CERTIFICATE

- will evidence the right to receive semi-annual interest payments on its certificate principal balance at a pass-through rate of --% per annum, and the right to receive a payment of principal and premium, if any, on the final distribution date, to the extent such amounts are received by the trust on the AOL Time Warner debentures.

- will be issued subject to a call option that upon exercise requires the holder of the certificate to sell the certificate to the option holder at a price at least equal to the outstanding certificate principal balance of the certificate plus any accrued but unpaid interest (a) at any time on or after June --, 2007, or (b) at any time, whether before or after June --, 2007, after the occurrence of certain events specified in this prospectus supplement.

For information about the class A-1 certificates, you should read both this prospectus supplement and the attached prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the class A-1 certificates. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of specified conditions, UBS Warburg LLC will purchase all the offered class A-1 certificates from the depositor. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus. The class A-1 certificates will be issued only in book-entry form on or about June --, 2002.
                                  UBS WARBURG
              THE DATE OF THIS PROSPECTUS SUPPLEMENT IS --, 2002.

--------------------------------------------------------------------------------

Table of Contents

PROSPECTUS SUPPLEMENT

Important Notice about Information
  Presented in this Prospectus
  Supplement and the Attached
  Prospectus............................   S-1
Summary of Principal Economic Terms.....   S-2
Summary of Prospectus Supplement........   S-7
Risk Factors............................  S-15
Formation of the Trust..................  S-19
Description of the AOL Time Warner
  Debentures............................  S-20
  General Description of the AOL Time
    Warner Debentures...................  S-20
  Interest Payments.....................  S-21
  Principal Payments....................  S-22
  Optional Redemption...................  S-22
  Defeasance............................  S-22
  Guarantees............................  S-23
  Senior Unsecured Obligations..........  S-23
  AOL Time Warner Debentures Defaults...  S-23
  Available Information.................  S-24
Yield on the Certificates...............  S-25
Description of the Certificates.........  S-26
  The Class A-1 Certificates............  S-26
  The Class B-1 Certificates............  S-32
  Voting Rights.........................  S-33
  Additional AOL Time Warner
    Debentures..........................  S-33
Description of the Trust Agreement......  S-34
  General...............................  S-34
  Certain Payments to the Depositor.....  S-34
  The Trustee...........................  S-34
  AOL Time Warner Debentures Defaults...  S-35
  Limitation on Rights of Action........  S-36
  Voting of AOL Time Warner Debentures;
    Modification of AOL Time Warner
    Indenture...........................  S-36
United States Federal Income Tax
  Consequences..........................  S-38
  Tax Classification of the Trust.......  S-38
ERISA Considerations....................  S-42
  Plan Asset Regulations................  S-42
  Prohibited Transaction Exemptions.....  S-43
  Insurance Company General Accounts....  S-44
  Consultation with Counsel.............  S-44
Supplemental Plan of Distribution.......  S-45
Ratings.................................  S-45
Legal Opinions..........................  S-46
Index of Defined Terms..................  S-47

PROSPECTUS

Important Notice about Information
  Presented in this Prospectus and the
  Applicable Prospectus Supplement.....      1
Risk Factors...........................      2
Where You Can Find More Information....      4
Incorporation of Documents By
  Reference............................      4
Reports to Holders of Certificates.....      4
The Depositor..........................      4
Use of Proceeds........................      5
Formation of the Trusts................      5
Description of the Certificates........      6
  Nature of the Certificates...........      7
  Terms Specified in the Prospectus
    Supplement.........................      7
  Distributions........................      8
  Interest on the Certificates.........      9
  Stripped Certificates................     11
  Principal of the Certificates........     12
  Foreign Currency Certificates........     12
  Inability to Pay in Specified
    Currency...........................     12
  Indexed Certificates.................     13
  Multi-Currency Certificates..........     13
  Put Option...........................     13
  Transfers and Exchanges..............     13
  Global Securities; Holdings in Street
    Name...............................     14
Trust Liquidation Events...............     17
Maturity and Yield Considerations......     17
Description of the Trust Assets,
  including Credit Support.............     18
  Underlying Securities................     18
  Principal Economic Terms of
    Underlying Securities..............     21
  Publicly Available Information.......     21
  Other Trust Assets...................     22
  Collections..........................     25
Description of the Trust Agreement.....     27
  Assignment of Trust Assets...........     27
  Collection and Other Administrative
    Procedures.........................     27
  Realization upon Defaulted Trust
    Assets.............................     27

TABLE OF CONTENTS
--------------------------------------------------------------------------------

  Trustee's Compensation; Payment of
    Expenses...........................     28
  Matters Regarding the Trustee........     28
  Remedies of Certificate Holders......     28
  Modification and Waiver..............     29
  Reports to Certificate Holders;
    Notices............................     30
  Annual Compliance Statement..........     31
  Replacement Certificates.............     31
  Retained Interest....................     32
  Retained Call Options and Retained
    Call Rights........................     32
  Termination..........................     32
  Duties of the Trustee................     33
  The Trustee..........................     33
Currency Risks.........................     34
  Exchange Rates and Exchange
    Controls...........................     34
  Foreign Currency Judgments...........     34
United States Federal Income Tax
  Consequences.........................     35
Certain ERISA Considerations...........     35
Plan of Distribution...................     37
Legal Opinions.........................     38
Index of Defined Terms.................     39

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus

We provide information to you about the class A-1 certificates in two separate documents that provide progressively more detail: (a) the attached prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your class A-1 certificates in this prospectus supplement is different from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

You can find a listing of the pages where terms are defined under the caption "Index of Defined Terms" beginning on page S-47 in this prospectus supplement and beginning on page 39 in the attached prospectus.

The depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this prospectus supplement and the attached prospectus form a part) under the Securities Act of 1933 (the "Securities Act") with respect to the certificates. This prospectus supplement and the attached prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the attached prospectus, you should refer to the registration statement and its exhibits. See the section called "Where You Can Find More Information" in the attached prospectus.

We are incorporating by reference into this prospectus supplement and the attached prospectus any future SEC reports that the trustee files on behalf of the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") after the date of this prospectus supplement and before we terminate our offering of the class A-1 certificates. These documents may include Annual Reports on Form 10-K and Current Reports on Form 8-K. Information that the trustee files later with the SEC will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747, (631) 587-4700.

Summary of Principal Economic Terms

This summary highlights the principal economic terms of the class A-1 certificates being issued by the trust and of the AOL Time Warner debentures. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offering of the class A-1 certificates, you should read this prospectus supplement and the attached prospectus carefully and in full.

THE TRUST

The trust..................  Corporate Asset Backed Corporation, the depositor, and The Bank of New York, as trustee, will form the CABCO Series 2002-1 Trust (AOL Time Warner Inc.) under a trust agreement to be dated as of June --, 2002.

Trustee....................  The Bank of New York.

Trust assets...............  The trust assets will consist of $-- principal amount of the AOL Time Warner debentures, exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor. See "Description of the AOL Time Warner Debentures" below.

THE CERTIFICATES

Certificates offered.......  The trust will issue the Series 2002-1 certificates in two classes, consisting of $-- aggregate certificate principal balance of class A-1 callable certificates (the "class A-1 certificates") and $-- aggregate certificate notional amount of class B-1 callable certificates (the "class B-1 certificates", and together with the class A-1 certificates, the "certificates"). Only the class A-1 certificates are offered by this prospectus supplement.

Initial aggregate class A-1
  certificate principal
  balance..................  $--.

Initial aggregate class B-1
  certificate notional
  amount...................  $--.

Original issue date and
closing date...............  June --, 2002.

Final distribution date....  May 1, 2032.

Pass-through rate..........  The pass-through rate for the calculation of the interest distributable on the class A-1
                             certificates is fixed at --% per annum.

Distribution dates.........  Each May 1 and November 1, commencing November 1,
                             2002 (or if any of those days is not a business day, the next succeeding business day). Distributions on the class A-1 certificates will be made in same-day funds.

Record dates...............  The 15th calendar day prior to each distribution date, whether or not a business day.

The call options...........  As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to repurchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. The price to be paid if the option is exercised will be at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest. The call price will also include an additional amount described under "Summary of Prospectus Supplement--The Call Options," and referred to in this prospectus supplement as the "early call premium amount," if the option holder exercises an option at any time before June --, 2007 as a result of the delivery of a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures, as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below.

                             A holder of call options may exercise its options to purchase some or all of your class A-1 certificates (a) at any time on or after June --, 2007, or (b) at any time, whether before or after June --, 2007, after the occurrence of (i) an AOL Time Warner debentures default, (ii) AOL Time Warner's announcement of, or commencement of the formal solicitation of consents to, any of certain material amendments, described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below, to the AOL Time Warner indenture or the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, a tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust. See "Description of the Certificates--The Class A-1 Certificates--The Call Options."

                             You will not have the right to require any person to purchase or redeem the class A-1 certificates at any time.

                             Each holder of a call option has the right to assign its rights under the call option to any person other than the depositor.

Denominations; specified
  currency.................  The certificates will be denominated and payable in
                             U.S. dollars (the "specified currency"). The class A-1 certificates will be available for purchase in minimum denominations of $25.00 and multiples of $25.00.

Interest accrual periods...  Semi-annually (or, in the case of the first interest accrual period, from and including the original issue date to but excluding the first distribution date). On each distribution date, the trust will distribute interest out of the funds, if any, received on the AOL Time Warner debentures on that date, which will also be an AOL Time Warner debentures interest payment date.

Form of class A-1
certificates...............  Book-entry securities with The Depository Trust
                             Company.

Exchange listing...........  The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the class A-1 certificates.

Ratings....................  The class A-1 certificates will be rated Baa1 by
                             Moody's Investors Service, Inc. ("Moody's") and BBB+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"). The trust will not issue the class A-1 certificates unless the class A-1 certificates have received these ratings. See "Ratings" below.

THE UNDERLYING SECURITIES

Underlying securities
issuer.....................  AOL Time Warner Inc. ("AOL Time Warner")

Underlying securities......  $-- in principal amount of 7.700% Debentures due
                             2032 (the "AOL Time Warner debentures"), exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor.

AOL Time Warner debentures
  original issue date......  April 8, 2002.

AOL Time Warner debentures
  maturity date............  May 1, 2032.

AOL Time Warner debentures
  denominations and
  currency.................  The AOL Time Warner debentures are denominated and payable in U.S. dollars and are available in minimum denominations of $1,000 and multiples of $1,000.

AOL Time Warner debentures
  interest payment
  frequency................  Semi-annually.

AOL Time Warner debentures
  interest payment dates...  Each May 1 and November 1.

AOL Time Warner debentures
  interest rate............  7.700% per annum.

AOL Time Warner debentures
  listing..................  Luxembourg Stock Exchange.

AOL Time Warner debentures
  ratings..................  Baa1 by Moody's and BBB+ by Standard & Poor's.

Guarantors of AOL Time
  Warner debentures........  Each of America Online, Inc., Time Warner Inc.,
                             Time Warner Companies, Inc. and Turner Broadcasting System, Inc.

Guarantees.................  Each of America Online and Time Warner guarantees
                             (a) the full and punctual payment of principal, interest and any other monetary obligations of AOL Time Warner on the AOL Time Warner debentures, when due, and (b) the full and punctual performance within applicable grace periods of all other obligations of AOL Time Warner under the AOL Time Warner indenture and the AOL Time Warner debentures. Additionally, Time Warner Companies and Turner Broadcasting System guarantee Time Warner's guarantee of the AOL Time Warner debentures under substantially the same terms as the guarantees of America Online and Time Warner of the AOL Time Warner debentures.

Priority...................  The AOL Time Warner debentures are senior unsecured obligations of AOL Time Warner and will rank equally and ratably with all other senior unsecured and unsubordinated indebtedness of AOL Time Warner. The guarantees of the AOL Time Warner debentures are senior obligations of America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, as applicable, and will be their respective direct unsecured obligations, ranking equally with all other unsecured and unsubordinated obligations of America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, respectively. Each of the guarantors is a holding company and the AOL Time Warner debentures and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of AOL Time Warner, America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, respectively.

Optional redemption........  AOL Time Warner has the right to redeem the AOL
                             Time Warner debentures in whole or in part at any time and from time to time, on at least 30 days' but not more than 60 days' prior notice mailed to holders of the AOL Time Warner debentures and published in a leading newspaper having general circulation in Luxembourg, so long as the debentures are listed on the Luxembourg Stock Exchange, at a redemption price equal to the greater of (i) 100% of the principal amount of the AOL Time Warner debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled principal and interest payments that would be due after the redemption date on the AOL Time Warner debentures to be redeemed, discounted to the redemption date on a semi-annual basis at a specified benchmark U.S. Treasury security rate plus 35 basis points, together in either case with any accrued interest to the date of redemption that has not been paid. See "Description of the AOL Time Warner Debentures--Optional Redemption" below.

AOL Time Warner
indenture..................  The AOL Time Warner debentures have been issued pursuant to an indenture (the "AOL Time Warner indenture") among AOL Time Warner Inc., as issuer, America Online, Inc., as guarantor, Time Warner Inc., as guarantor, Time Warner Companies, Inc., as guarantor, Turner Broadcasting System, Inc., as guarantor and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as trustee.

AOL Time Warner debentures
  trustee..................  JPMorgan Chase Bank (as successor to The Chase
                             Manhattan Bank).

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

United States federal
income tax consequences....  In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, for United States federal income tax purposes, the trust will not be classified as an association or publicly traded partnership taxable as a corporation. The trustee and the holders will, although the matter is not free from doubt, treat the trust as a grantor trust for federal income tax purposes, and consequently, the holder of a certificate will be treated as the owner of a pro rata undivided interest in the trust assets subject to the call option. The terms of the certificates require that each initial certificate holder elect to treat its pro rata undivided interest in the AOL Time Warner debentures and its obligation under the call option represented by its certificates as evidencing the ownership of a single "synthetic" debt instrument for U.S. federal income tax purposes. To do so, each initial certificate holder must make an integration election with respect to the holder's pro rata share of the AOL Time Warner debentures and the call options. To make that election, the initial certificate holder need only retain the integration election form that will be enclosed with the initial certificate holder's trade confirmation. See "United States Federal Income Tax Consequences" below.

Summary of Prospectus Supplement

The following summary highlights selected information from this prospectus supplement and the attached prospectus and is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the attached prospectus. You should carefully read this entire prospectus supplement and the attached prospectus to understand the terms of the certificates, the risk factors and the principal tax and other considerations that are important to you to determine whether an investment in the certificates is appropriate for you.

Depositor..................  Corporate Asset Backed Corporation, a Delaware
                             corporation that is an indirect, wholly-owned limited purpose subsidiary of UBS AG and an affiliate of the underwriter. The principal executive office of the depositor is located at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

Certificates...............  The trust will issue certificates in two classes, designated as class A-1 callable certificates and class B-1 callable certificates. The trust will issue the certificates pursuant to a trust agreement on June --, 2002 (the "closing date"). The class A-1 certificates and class B-1 certificates together will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. The certificates do not constitute an obligation of the depositor or any other party. Only the class A-1 certificates are offered by this prospectus supplement.

Class A-1 certificates.....  Each class A-1 certificate will have an initial certificate principal balance of $25.00. The certificate principal balance of a class A-1 certificate is the amount that you are entitled to receive as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the AOL Time Warner debentures.

                             The class A-1 certificates are expected to trade flat. This means that any accrued and unpaid interest on the class A-1 certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the class A-1 certificates not included in the trading price.

AOL Time Warner
debentures.................  The AOL Time Warner debentures will consist of $--
                             in aggregate principal amount of the publicly tradable 7.700% Debentures due 2032 issued by AOL Time Warner. As used in this prospectus supplement, unless the context otherwise requires, "AOL Time Warner debentures" means these debentures, exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor. Interest accrues on the AOL Time Warner debentures at a rate of 7.700% per annum and is payable on each May 1 and November 1. The entire principal amount of the AOL Time Warner debentures will be payable on May 1, 2032, unless AOL Time Warner redeems the AOL Time Warner debentures earlier as described below. On the closing date, the AOL Time Warner debentures will have a remaining term to maturity of approximately 30 years.

                             AOL Time Warner, the issuer of the AOL Time Warner debentures, is a media and communications company engaged through its subsidiaries in businesses including interactive services, cable systems, filmed entertainment, networks, music and publishing. The long-term unsecured debt rating of AOL Time Warner is Baa1 by Moody's and BBB+ by Standard & Poor's.

Distributions..............  The distribution dates for the class A-1 certificates will be each May 1 and November 1, beginning November 1, 2002 and ending on May 1, 2032 (the "final distribution date"), or if any of those days is not a business day, the next succeeding business day. As a holder of a class A-1 certificate, assuming AOL Time Warner makes payments when due, you will be entitled to receive, on each distribution date, the following payments:

                              -- a distribution of the amounts received in respect of interest at the pass-through rate of --% per annum on the outstanding certificate principal balance of your class A-1 certificates from time to time; and

                              -- on the final distribution date, a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of your class A-1 certificates.

                             Distributions of interest, principal and premium, if any, on the class A-1 certificates will be made only if, and to the extent that, AOL Time Warner makes payments with respect to the AOL Time Warner debentures. If payments are made late, you will not receive any interest or other compensation for the delay in payment. See "Description of the Certificates--Interest Distributions" below.

Final distribution.........  On the final distribution date, you will receive, for each class A-1 certificate, the certificate principal balance of that certificate, plus any accrued and unpaid interest. No distributions of principal are scheduled before the final distribution date.

Redemptions, Tenders and
  Other Repurchases........  As noted above, AOL Time Warner has the right to redeem the AOL Time Warner debentures at any time, and may make tenders for or other repurchases or early repayments of the AOL Time Warner debentures.

Redemptions................  If AOL Time Warner redeems some or all of the AOL
                             Time Warner debentures, then a corresponding portion of the certificates will be redeemed. Where there is a partial redemption of the AOL Time Warner debentures, class A-1 certificates and class B-1 certificates will be selected for redemption pro rata based on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, except that no fractional repurchases of class A-1 certificates will be made.

                             Assuming AOL Time Warner makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption of the AOL Time Warner debentures held by the trust, the proceeds will be distributed, as between the class A-1 certificates and the class B-1 certificates selected for redemption, as follows:

                              -- proceeds in respect of principal, and premium, if any, will be allocated all to the holders of the class A-1 certificates.

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

                              --  proceeds in respect of interest will be
                                  allocated to the holders of the class A-1 certificates and the class B-1 certificates pro rata based on interest accrued but not paid on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively.

                              -- no amounts received in respect of principal or premium will be distributed to the holders of the class B-1 certificates.

                             As the holder of a class A-1 certificate that is redeemed, you will receive the following distributions in respect of such proceeds:

                              -- a distribution of the amounts received in respect of interest at the pass-through rate of --% per annum on the outstanding certificate principal balance of the class A-1 certificate on such day;

                              -- a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of the class A-1 certificate on such day; and

                              -- a distribution of your pro rata portion of the amounts, if any, distributed to the holders of the class A-1 certificates in respect of premium on the AOL Time Warner debentures on such day.

                             If the AOL Time Warner debentures are redeemed, the call option holders are likely to call the certificates to be redeemed and, as a result, to receive most or all the premium described above.

Tenders and Other
Repurchases................  If AOL Time Warner announces its intention to tender for or otherwise make an unscheduled repayment on or repurchase of the AOL Time Warner debentures, or if a third party announces its intention to tender for the AOL Time Warner debentures, the trustee will be required not to accept any such tender offer or unscheduled repayment or repurchase offer, except in connection with the exercise of call options as set forth below, or if the option is not exercised upon the unanimous vote of all the certificate holders.

Effect of call options.....  As described above, you will be entitled to receive your pro rata share of the full premium paid by AOL Time Warner as part of the redemption price for the AOL Time Warner debentures, none of which will be payable to the holders of the class B-1 certificates. However, if AOL Time Warner announces its intention to redeem, tender for or otherwise make an unscheduled repayment on or repurchase of the AOL Time Warner debentures, or if a third party announces its intention to tender for the AOL Time Warner debentures, the holders of the call options will have the right to purchase your class A-1 certificates at a call price equal to their certificate principal balance plus any accrued but unpaid interest (and, if this event occurs before June --, 2007, the "early call premium amount" described under "Summary of Prospectus Supplement--The Call Options"). This early call premium amount may be less than the premium payable by AOL Time Warner upon a redemption of, tender for or other repurchase of the AOL Time Warner debentures.

The trust..................  The trust will be established by Corporate Asset
                             Backed Corporation and designated as the CABCO Series 2002-1 Trust (AOL Time Warner Inc.). The trust will be a common law trust formed under the laws of New York, and The Bank of New York will be the trustee of the trust. The assets of the trust will consist of the AOL Time Warner debentures.

The call options...........  As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to purchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell those call options to one or more third parties through UBS Warburg LLC, as agent.

                             A holder of a call option may exercise its option to purchase class A-1 certificates (a) at any time on or after June --, 2007, or (b) at any time, whether before or after June --, 2007, after the occurrence of (i) an AOL Time Warner debentures default, (ii) AOL Time Warner's announcement of, or commencement of the formal solicitation of consents to, any amendment to the AOL Time Warner indenture or AOL Time Warner debentures that changes the maturity or the scheduled payment date of any principal, interest or other amount on the AOL Time Warner debentures, or reduces the principal amount of or the interest rate on the AOL Time Warner debentures, or changes the currency in which the principal or interest of the AOL Time Warner debentures is payable, or impairs the right of a holder to institute suit for the enforcement of any such payment on or after the maturity of the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust.

                             The Bank of New York will act as your agent (the "option agent") with respect to the call options.

                             The price that an option holder must pay you to purchase your class A-1 certificates will be at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest.

                             In addition, an option holder must also pay you the "early call premium amount" if an option holder exercises an option at any time before June --, 2007 as a result of the delivery of a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of some or all of the AOL Time Warner debentures, as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. The "early call premium amount" will be equal to the sum of the present values of the scheduled interest payments on the AOL Time Warner debentures (minus any portion of any scheduled interest payment included in the payment of accrued interest) due after the date the certificates are called and prior to June --, 2007, discounted to the date the

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

                             option is exercised at a benchmark U.S. Treasury security rate, plus 35 basis points. The benchmark rate will be determined by the option agent using the same methodology that the trustee for the AOL Time Warner debentures is required to use upon a redemption of the AOL Time Warner debentures, as set forth in the AOL Time Warner prospectus supplement, to calculate the redemption premium on the AOL Time Warner debentures.

                             A holder of a call option may exercise the call option only if:

                              -- it exercises call options with respect to equal numbers of class A-1 certificates and class B-1 certificates;

                              -- it acquires class A-1 certificates having an aggregate certificate principal balance that is an integral multiple of $1,000;

                              -- it gives the trustee and the option agent at least 30 days' notice of its exercise, except that it will be required to give only seven business days' notice of any exercise as a result of an AOL Time Warner debentures default or an announced amendment, redemption, tender offer, unscheduled repayment or repurchase, or the commencement of a formal solicitation of consents to an amendment;

                              -- as a result of the exercise, (A) it purchases class A-1 certificates and class B-1 certificates having an aggregate certificate principal balance and an aggregate certificate notional amount, respectively, of at least $-- or, if less, the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, and (B) (I) unless the option holder has exercised all call options held by it, the aggregate certificate principal balance of the class A-1 certificates and the aggregate certificate notional amount of the class B-1 certificates subject to call options held by the option holder that have not been exercised is not less than $--, respectively, and (II) the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, if greater than zero, is not less than $-- respectively.

                             If a holder of call options exercises its call options, the option agent will remit the amount of the call price received to the trustee for payment to the certificate holders whose certificates are called. If a holder of call options exercises options, the trustee will transfer the certificates from you to the option holder without your taking any action. The trustee will then automatically exchange the certificates acquired by the option holder under the options for AOL Time Warner debentures with an aggregate principal amount equal to the aggregate certificate principal balance of those certificates. The called certificates will then be cancelled by the trustee without the need for any further action by you. If you are holding your certificates in definitive physical form, your called certificates will be cancelled without your taking any action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

                             Each holder of a call option has the right to assign its rights under the call option to any person other than the depositor.

                             If call options are exercised with respect to less than all the class A-1 certificates, the class A-1 certificates to be purchased will represent a pro rata portion of the class A-1 certificates held by each certificate holder, except that purchases of a fraction of a single class A-1 certificate will not be made, and the trustee may round up or down to avoid fractional purchases.

                             UBS Warburg LLC, as initial purchaser of the class B-1 certificates, will grant similar call options to the depositor. The call price of the call options on the class B-1 certificates will be equal to the present values of the remaining scheduled interest payments on the class B-1 certificates discounted at a yield equal to the initial pricing yield of the class B-1 certificates. Ownership of the class B-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent.

Class B-1 certificates.....  The class B-1 certificates are not offered by this prospectus supplement. The class B-1 certificates will be issued in minimum notional denominations of $25.00 and multiples of $25.00. The initial aggregate certificate notional amount of all the class B-1 certificates will be $--.

                             Each class B-1 certificate will represent the right to receive a distribution allocable to interest only, on each distribution date or on any earlier redemption date for the AOL Time Warner debentures, at the pass-through rate of --% per annum on the outstanding certificate notional amount.

                             The holders of the class B-1 certificates will not be entitled to receive any distributions allocable to principal or premium. The final distribution date on the class B-1 certificates is May 1, 2032.

                             The class B-1 certificates will be issued to the depositor. The depositor will sell the class B-1 certificates to UBS Warburg LLC, which intends to sell them privately to one or more investors. The class B-1 certificates will be subject to call options substantially similar to the call options on the class A-1 certificates.

Termination of the trust...  By its terms, the trust will terminate 30 days after the final distribution of all amounts due in respect of the AOL Time Warner debentures, or of the AOL Time Warner debentures themselves, to certificate holders.

Ratings....................  The trustee will not issue the class A-1 certificates unless the class A-1 certificates have the ratings specified above under "Summary of Principal Economic Terms--The Certificates-- Ratings." The ratings address the likelihood that holders of the class A-1 certificates will receive payments of principal equal to the certificate principal balance and payments of interest at the pass-through rate applicable to the class A-1 certificates, and are based primarily on the credit quality of the AOL Time Warner debentures. The ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency, and each rating should be evaluated independently of any other rating. The ratings do not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the AOL Time Warner debentures, or the probability that the call options will be exercised, or the corresponding effect of those events on the yield to investors. See "Ratings" below.

Listing or quotation of
  certificates.............  The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates. See "Supplemental Plan of Distribution" in this prospectus supplement.

                             You should be aware that the listing or quotation of the class A-1 certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the class A-1 certificates.

Underwriter................  UBS Warburg LLC is the sole underwriter for the offering and sale of the class A-1 certificates. After the initial offering, UBS Warburg LLC and/or its affiliates intend to buy and sell class A-1 certificates to create a secondary market for the holders of the class A-1 certificates and may engage in other activities described in the section "Supplemental Plan of Distribution" in this prospectus supplement. However, neither UBS Warburg LLC nor any of its affiliates will be obligated to make a secondary market in the class A-1 certificates, or to continue secondary market activities once started. See "Risk Factors" below.

United States federal
income tax consequences....  In the opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the trust and the depositor, for United States federal income tax purposes, the trust will not be classified as an association or publicly traded partnership taxable as a corporation. The trustee and the holders will, although the matter is not free from doubt, treat the trust as a grantor trust for federal income tax purposes, and consequently, the holder of a certificate will be treated as the owner of a pro rata undivided interest in the trust assets subject to the call option. The terms of the certificates require that each initial certificate holder elect to treat its pro rata undivided interest in the AOL Time Warner debentures and its obligation under the call option represented by its certificates as evidencing the ownership of a single "synthetic" debt instrument for U.S. federal income tax purposes. To do so, each initial certificate holder must make an integration election with respect to the holder's pro rata share of the AOL Time Warner debentures and the call options. To make that election, the initial certificate holder need only retain the integration election form that will be enclosed with the initial certificate holder's trade confirmation. See "United States Federal Income Tax Consequences" below.

ERISA considerations.......  Employee benefit plans subject to the Employee
                             Retirement Income Security Act of 1974, as amended ("ERISA") and individual retirement accounts, Keogh plans and other similar plans (each, a "plan") can generally purchase the class A-1 certificates. However, each plan should consider whether the purchase of the class A-1 certificates is prudent and consistent with the documents governing the plan. The fiduciary rules governing plans are complex and individual considerations may apply to a particular account. Accordingly, any fiduciary of any plan should consult with its legal advisers to determine whether the purchase of the class A-1 certificates is permissible under the fiduciary rules. In addition, by acquiring and holding a class A-1 certificate, a plan will be deemed to have represented and warranted that the acquisition and holding of such certificate does not involve a non-exempt prohibited transaction with respect to the plan under Section 406 of ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" below.

Risk factors...............  There are a number of risks associated with any investment in the class A-1 certificates. See the sections called "Risk Factors" in this prospectus supplement and in the attached prospectus.

--------------------------------------------------------------------------------

Risk Factors

You should consider, among other things, the material risk factors described below and the additional risk factors described in the attached prospectus in deciding whether to purchase certificates.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE TRUST ONLY AND WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE AOL TIME WARNER DEBENTURES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU WILL EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the AOL Time Warner debentures. No other assets are available to make payments or distributions with respect to your certificates. None of the depositor, the trustee, the underwriter or any of their affiliates is obligated to make any payments in respect of your certificates if the payments on the AOL Time Warner debentures are insufficient or not made when due. Consequently, if losses are experienced on the AOL Time Warner debentures, you will experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the AOL Time Warner debentures as you would if you were investing directly in the AOL Time Warner debentures. This prospectus supplement provides only the basic terms of the AOL Time Warner debentures and refers you to publicly available information about the issuer of the AOL Time Warner debentures.

NO DUE DILIGENCE INVESTIGATION OF THE AOL TIME WARNER DEBENTURES OR AOL TIME WARNER HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITER OR THE TRUSTEE.

None of the depositor, the underwriter, the trustee or any of their affiliates has made, or will make, any investigation of the business condition, financial or otherwise, of AOL Time Warner, or will verify any reports or information filed by AOL Time Warner with the SEC or otherwise made available to the public. You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of AOL Time Warner by the depositor, the trustee, the underwriter or any of their affiliates. It is strongly recommended that you consider publicly available financial and other information about AOL Time Warner as if you were investing directly in AOL Time Warner and its securities. However, the depositor, the trustee, the underwriter and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by AOL Time Warner (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of AOL Time Warner, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus supplement or the attached prospectus.

THE ABILITY OF AOL TIME WARNER TO MAKE PAYMENTS MAY BE AFFECTED BY THE SUCCESS OF ITS BUSINESS PLANS, ECONOMIC DEVELOPMENTS AND OTHER FACTORS.

Financial difficulties experienced by AOL Time Warner could cause delays in payment, partial payment or nonpayment on the AOL Time Warner debentures and your certificates. Furthermore, the business of AOL Time Warner is vulnerable to adverse business conditions, such as economic factors and increased market competition, all of which may affect payment on the AOL Time Warner debentures, and in turn, on your certificates. AOL Time Warner is subject to laws permitting bankruptcy, moratorium, reorganization and other actions. If AOL Time Warner does not make payment on the AOL Time Warner debentures, you will bear the burden of the nonpayment.

RISK FACTORS
--------------------------------------------------------------------------------

THE AOL TIME WARNER DEBENTURES ARE UNSECURED AND UNSUBORDINATED OBLIGATIONS OF AOL TIME WARNER.

The AOL Time Warner debentures are unsecured and unsubordinated obligations of AOL Time Warner and, in a liquidation or bankruptcy proceeding of AOL Time Warner, the trust will receive payments only after all senior secured creditors have first been paid. The AOL Time Warner debentures do not have the benefit of any "sinking fund" or similar arrangement. According to the AOL Time Warner prospectus, the AOL Time Warner debentures are general unsecured and unsubordinated obligations that rank on an equal basis with all other unsecured and unsubordinated indebtedness of AOL Time Warner, but that are subordinated to the existing and future senior and secured indebtedness of AOL Time Warner.

AOL TIME WARNER MAY REDEEM OR REPURCHASE THE DEBENTURES BEFORE THE FINAL MATURITY DATE.

AOL Time Warner will have the right to redeem or repay the AOL Time Warner debentures in whole at any time or in part from time to time, and may also tender for or otherwise repurchase the AOL Time Warner debentures. If AOL Time Warner debentures are redeemed or repurchased, the certificates will be correspondingly redeemed. See "Description of the AOL Time Warner
Debentures--Optional Redemption."

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OF THE AOL TIME WARNER DEBENTURES AND THE EXERCISE OF CALL OPTIONS.

A number of factors may affect the timing of distributions with respect to your certificates and the yield that you realize on your certificates, including:

- the purchase price you pay for your certificates;

- the performance of the AOL Time Warner debentures;

- whether AOL Time Warner redeems, repurchases or repays the AOL Time Warner debentures before their maturity;

- whether AOL Time Warner defaults under the AOL Time Warner debentures; and

- whether the holders of the call options exercise their call options on your certificates.

None of the depositor, the trustee or the underwriter can predict whether or when the call options will be exercised or the AOL Time Warner debentures will be redeemed, repaid, repurchased or accelerated. If the certificates are prepaid or if the holders of the call options exercise their call options prior to the final distribution date, then the principal of your certificates or the call price will be paid to the extent funds are received on the debentures or the holders of the call options pay the call price and your investment in the certificates will have a shorter average maturity.

IF THE CERTIFICATES ARE PREPAID OR IF THE HOLDERS OF THE CALL OPTIONS EXERCISE THEIR CALL OPTIONS WHEN PREVAILING MARKET INTEREST RATES ARE LOWER THAN THE YIELD ON YOUR CERTIFICATES, YOU MAY BE UNABLE TO REALIZE A COMPARABLE YIELD WHEN YOU REINVEST THE FUNDS THAT YOU RECEIVE FROM THE PREPAYMENT OF YOUR CERTIFICATES.

If the certificates are prepaid or if the holders of the call options exercise their call options when prevailing market interest rates are lower than the yield on your certificates, you may be unable to

RISK FACTORS
--------------------------------------------------------------------------------

realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

HOLDERS OF CLASS A-1 CERTIFICATES ARE NOT LIKELY TO RECEIVE REDEMPTION PREMIUMS.

In certain circumstances, redemption of the AOL Time Warner debentures by AOL Time Warner may require payment of a redemption premium. However, in such circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options. The call price will be at all times at least equal to the outstanding principal amount of the class A-1 certificates plus any accrued and unpaid interest, plus, if the call options are exercised prior to June --, 2007, the "early call premium amount", as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. If the call options are exercised prior to June --, 2007, in respect of an optional redemption of the AOL Time Warner debentures, the "early call premium amount" payable on the call options will be at most a small portion of any premium paid by AOL Time Warner.

OWNING THE CERTIFICATES IS NOT THE SAME AS OWNING THE AOL TIME WARNER DEBENTURES DIRECTLY.

Although the trustee will pass through to certificate holders directly any payments that it receives in relation to the AOL Time Warner debentures and you can exercise "pass-though" voting in some circumstances, holding certificates that represent an interest in the AOL Time Warner debentures will differ from owning the AOL Time Warner debentures directly. For instance, if AOL Time Warner or a third party redeems the AOL Time Warner debentures or AOL Time Warner otherwise makes an unscheduled repayment, the call option holders will likely receive most or all of any premium that you would otherwise have received if you owned AOL Time Warner debentures directly. With respect to voting of the AOL Time Warner debentures, there are certain matters that the trustee may not consent to (except at the direction of a majority or, in some instances all, of the class A-1 certificate holders) that you would be able to consent to if you owned the AOL Time Warner debentures directly.

THE TRADING PRICE OF YOUR CERTIFICATES WILL BE DIRECTLY AFFECTED BY THE TRADING PRICE OF THE AOL TIME WARNER DEBENTURES, AND YOUR ABILITY TO REALIZE MARKET VALUE APPRECIATION IS CAPPED BY THE CALL PRICE.

Your certificates will represent undivided beneficial interests in the AOL Time Warner debentures. Accordingly, if the trading price of the AOL Time Warner debentures increases or decreases, the trading price of your class A-1 certificates is likely to increase or decrease as well, though it is unlikely to increase above the call price of the call options. The holder of each call option will determine whether to exercise the option solely on the basis of that party's self interest, and is expected to exercise its call option when it is profitable to do so (that is, when the value of the interests in the AOL Time Warner debentures evidenced by the class A-1 certificates exceeds the call price). Exercise of the call options will allow the option holders to obtain the value of the interests in the AOL Time Warner debentures evidenced by the class A-1 certificates in excess of the call price for themselves, by taking such excess value away from the certificate holders. See "Yield on the Certificates" below and "Maturity and Yield Considerations" in the attached prospectus.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of the class A-1 certificates there will not be a public market for those securities. The underwriter may assist in resales of the class A-1 certificates, but it is not obligated to do so. A

RISK FACTORS
--------------------------------------------------------------------------------

trading market for the class A-1 certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your class A-1 certificates.

YOUR CERTIFICATES REPRESENT INTERESTS IN OBLIGATIONS OF A SINGLE OBLIGOR AND, AS A RESULT, THE CREDIT RISK IS CONCENTRATED IN A SINGLE OBLIGOR.

Your class A-1 certificates represent interests in obligations of a single obligor and, as a result, the credit risk is concentrated in a single obligor. In particular, your class A-1 certificates will be subject to all the risks associated with a direct investment in unsecured and unsubordinated obligations of AOL Time Warner.

THE LISTING OF YOUR CERTIFICATES ON THE NEW YORK STOCK EXCHANGE MAY BE TERMINATED IF CALL OPTIONS ARE EXERCISED WITH RESPECT TO LESS THAN ALL THE CERTIFICATES.

If call options are exercised with respect to less than all the certificates, and this causes there to be fewer than 100 holders of class A-1 certificates, fewer than 100,000 class A-1 certificates outstanding, or less than $1,000,000 in aggregate market value of class A-1 certificates outstanding, the New York Stock Exchange might, in accordance with its rules, terminate the listing of your class A-1 certificates. This would make it more difficult for you to resell your class A-1 certificates.

A REDUCTION OR WITHDRAWAL OF THE SECURITY RATING OF YOUR CERTIFICATES WOULD ADVERSELY AFFECT THEIR VALUE.

On the closing date, the class A-1 certificates will be rated Baa1 by Moody's and BBB+ by Standard & Poor's. We cannot assure you that either rating will not be lowered or withdrawn by the applicable rating agency in the future. If the rating assigned by any rating agency to the AOL Time Warner debentures is reduced, the rating assigned to your class A-1 certificates will likely be reduced as well. Any reduction in the rating of your class A-1 certificates may adversely affect their value.

NO RULINGS WILL BE OBTAINED FROM THE IRS CONCERNING THE CERTIFICATES AND THE IRS MAY DISAGREE WITH FEDERAL TAX COUNSEL.

Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has provided an opinion regarding the tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, you should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, you should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the class A-1 certificates. See "United States Federal Income Tax Consequences" in this prospectus supplement and the attached prospectus.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE REDUCED IF AOL TIME WARNER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

The information that AOL Time Warner makes available to the public is important to prospective buyers of your class A-1 certificates. To the extent that AOL Time Warner ceases to make information about itself and its AOL Time Warner debentures publicly available, your ability to sell your class A-1 certificates or to obtain a favorable price upon sale could be adversely affected. If AOL Time Warner stops making information about its financial condition and business publicly available, the trust will take actions intended to increase the likelihood that AOL Time Warner will be required to resume making this information available as described under "Description of the Certificates--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by AOL Time Warner" below. However, there is no certainty that these steps will be effective.

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Formation of the Trust

The trust will be a common law trust formed under the laws of the State of New York pursuant to the trust agreement, to be dated as of June --, 2002, between the depositor and the trustee. Concurrently with the execution and delivery of the trust agreement, the depositor will transfer and sell the AOL Time Warner debentures to the trust in exchange for the issuance of the certificates. The trustee, on behalf of the trust, will accept the AOL Time Warner debentures and will deliver the certificates to the depositor. The depositor will sell the certificates to UBS Warburg LLC for resale to investors. As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to purchase each of the class A-1 certificates at a price at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest. As a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. The call price will include an additional amount under the limited circumstances described under "Description of the Certificates" The Class A-1 Certificates "The Call Options" below. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent.

The AOL Time Warner debentures will be purchased by the depositor from UBS Warburg LLC. The AOL Time Warner debentures will not be acquired from AOL Time Warner as part of any distribution by, or pursuant to any agreement with, AOL Time Warner. AOL Time Warner is not participating in this offering and will not receive any of the proceeds of the sale of the AOL Time Warner debentures to the depositor or the issuance of the certificates. Neither the depositor nor any of its affiliates participated in the initial public offering of the AOL Time Warner debentures.

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Description of the AOL Time Warner Debentures

The AOL Time Warner debentures will consist solely of publicly tradable 7.700% Debentures due 2032 issued by AOL Time Warner. The AOL Time Warner debentures were originally issued by AOL Time Warner as part of an underwritten public offering of $2,000,000,000 aggregate principal amount of the 7.700% AOL Time Warner Debentures due 2032 and $4,000,000,000 aggregate principal amount of three series of notes maturing between 2005 and 2012, pursuant to a registration statement on Form S-3 filed by AOL Time Warner with the SEC under the Securities Act.

This prospectus supplement sets forth the material terms of the AOL Time Warner debentures and the AOL Time Warner indenture, as described in the prospectus supplement, dated April 3, 2002 (the "AOL Time Warner prospectus supplement"), and the prospectus, dated February 26, 2001 (the "AOL Time Warner prospectus"), issued by AOL Time Warner in connection with the issuance of the AOL Time Warner debentures. This prospectus supplement does not provide detailed information about the AOL Time Warner debentures. This prospectus supplement relates only to the class A-1 certificates offered by this prospectus supplement and is not an offering document for the AOL Time Warner debentures. AOL Time Warner is subject to the information reporting requirements of the Securities Exchange Act and files reports and other information with the SEC. All disclosure with respect to the AOL Time Warner debentures is derived from publicly available documents. See "--Available Information" below.

Although neither the depositor nor the underwriter is aware of any reason to doubt the reliability of the information about the AOL Time Warner debentures, the AOL Time Warner indenture or AOL Time Warner set forth in the AOL Time Warner prospectus supplement, the AOL Time Warner prospectus, the registration statement relating to the AOL Time Warner debentures or any other publicly available information, neither the depositor nor the underwriter has participated in the preparation of these documents or made any due diligence inquiry with respect to the information provided in these documents, and no representation is made by the depositor or the underwriter as to the accuracy or completeness of the information contained in the AOL Time Warner prospectus supplement, the AOL Time Warner prospectus, the registration statement relating to the AOL Time Warner debentures or any other publicly available information relating to AOL Time Warner or the AOL Time Warner debentures. Neither the depositor nor the underwriter has verified the accuracy or completeness of these documents or reports. Events affecting the AOL Time Warner debentures or AOL Time Warner may have occurred that have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

GENERAL DESCRIPTION OF THE AOL TIME WARNER DEBENTURES

The table below sets forth the payment terms of the AOL Time Warner debentures. The table is not complete and is subject to, and qualified in its entirety by reference to, the AOL Time Warner prospectus supplement and the AOL Time Warner prospectus.

DEBENTURES ISSUER:...................................  AOL Time Warner Inc.
DEBENTURES:..........................................  7.700% Debentures due 2032
ISSUE DATE:..........................................  April 8, 2002
MATURITY DATE:.......................................  May 1, 2032
CURRENCY:............................................  U.S. dollars
DENOMINATIONS:.......................................  $1,000 and multiples of $1,000
AGGREGATE PRINCIPAL AMOUNT ISSUED:...................  $2,000,000,000
PUBLIC OFFERING PRICE:...............................  99.376%

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

AGGREGATE PRINCIPAL AMOUNT OUTSTANDING:..............  $2,000,000,000
TYPE OF SECURITY:....................................  corporate unsecured debt
COMMON CODE:.........................................  014616438
ISIN NUMBER:.........................................  US00184 AAG04
CUSIP NUMBER:........................................  00184 AAG0
LISTING:.............................................  Luxembourg Stock Exchange
INTEREST PAYMENT FREQUENCY:..........................  semi-annual
STATED INTEREST RATE:................................  7.700% per annum
INTEREST PAYMENT DATES:..............................  each May 1 and November 1
MODE OF PAYMENT:.....................................  fixed rate securities
GUARANTEE:...........................................  unconditional guarantee by each of America
                                                       Online and Time Warner. The Time Warner
                                                       guarantee is in turn guaranteed by Time Warner
                                                       Companies and Turner Broadcasting System
PRIORITY:............................................  senior unsecured
AGGREGATE PRINCIPAL AMOUNT OF AOL TIME WARNER
DEBENTURES DEPOSITED UNDER TRUST AGREEMENT:..........  $--
RATINGS:*............................................  Baa1 by Moody's and BBB+ by Standard & Poor's
AOL TIME WARNER DEBENTURES TRUSTEE...................  JPMorgan Chase Bank (as successor to The Chase
                                                       Manhattan Bank)

------------
* A rating of the AOL Time Warner debentures is not a recommendation to purchase, hold or sell those securities, inasmuch as the rating does not comment as to the market price of the securities or the suitability of the securities for a particular investor (such as the trust or the holder of a certificate). A rating may be reduced or withdrawn by the assigning rating organization at any time, and each rating should be evaluated independently of any other rating. Any reduction or withdrawal of the security rating with respect to the AOL Time Warner debentures would adversely affect the value of those securities and may cause a reduction or withdrawal of the rating of your certificates. See "Ratings" below.

The AOL Time Warner debentures represent the sole source of funds that are available to make distributions in respect of your certificates. Consequently, your ability to receive distributions in respect of your certificates will depend on the trust's receipt of payments on, or in respect of, the AOL Time Warner debentures.

This description of the AOL Time Warner debentures is qualified in its entirety by, and should be read in conjunction with (a) the AOL Time Warner prospectus supplement, (b) the AOL Time Warner prospectus and (c) the registration statement relating to the AOL Time Warner debentures of which the AOL Time Warner prospectus supplement and the AOL Time Warner prospectus are a part.

INTEREST PAYMENTS

Interest accrues on the AOL Time Warner debentures at an annual rate of 7.700%, from April 8, 2002, until the principal is paid or made available for payment. Interest at that rate is payable on the AOL Time Warner debentures semi-annually in arrears on each May 1 and November 1.

Interest on the AOL Time Warner debentures is calculated on the basis of a 360-day year of twelve 30-day months.

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

PRINCIPAL PAYMENTS

Generally, principal payments due to the holders of the AOL Time Warner debentures are scheduled to be paid on May 1, 2032, but may be paid earlier than that date if AOL Time Warner redeems the AOL Time Warner debentures before that date.

OPTIONAL REDEMPTION

AOL Time Warner has the right to redeem the AOL Time Warner debentures in whole or in part at any time and from time to time, on at least 30 days' but not more than 60 days' prior notice mailed to the holders of the AOL Time Warner debentures and published in a leading newspaper having general circulation in Luxembourg, so long as the debentures are listed on the Luxembourg Stock Exchange. The redemption price would be equal to the greater of (i) 100% of the principal amount of the AOL Time Warner debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled payments (as defined in the AOL Time Warner indenture) of principal of, and interest on, the AOL Time Warner debentures that would be due after the redemption date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the benchmark U.S. Treasury security rate selected as described in the AOL Time Warner prospectus supplement, plus 35 basis points, together, in either case, with any accrued interest to the date of redemption that has not been paid.

On and after any redemption date, interest will cease to accrue on the AOL Time Warner debentures or any portion thereof that is redeemed. On or before any redemption date, AOL Time Warner must deposit with a paying agent (or the AOL Time Warner debentures trustee) money sufficient to pay the redemption price of the AOL Time Warner debentures to be redeemed on that date. If less than all the AOL Time Warner debentures are to be redeemed, the AOL Time Warner debentures to be redeemed must be selected by the AOL Time Warner debentures trustee by such method as the AOL Time Warner debentures trustee deems fair and appropriate.

DEFEASANCE

AOL Time Warner (and to the extent applicable, each of the guarantors) (i) will be discharged from its indebtedness represented by the AOL Time Warner debentures and all of its obligations under the AOL Time Warner indenture and the AOL Time Warner debentures, except for certain obligations to register the transfer or exchange of AOL Time Warner debentures, replace stolen, lost or mutilated AOL Time Warner debentures, maintain paying agencies and hold moneys for payment in trust, (ii) be released from its obligations under certain restrictive covenants under the AOL Time Warner indenture, and (iii) cause certain events of default (other than those arising out of the failure to pay interest or principal on the AOL Time Warner debentures and certain events of bankruptcy, insolvency and reorganization) to no longer constitute events of default, in each case if AOL Time Warner deposits in trust with the AOL Time Warner debentures trustee money or U.S. government obligations in an amount sufficient to pay the principal of, and interest on, the applicable AOL Time Warner debentures to maturity. If AOL Time Warner wishes to be discharged of its indebtedness or relieved of its obligations under certain restrictive covenants, it must, among other things, deliver to the trustee the following documents:

- an opinion of counsel stating that (a) the deposit and related defeasance would not cause the holders of the AOL Time Warner debentures to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge of the AOL Time Warner debentures and AOL Time Warner indenture, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, and (b) the creation of the defeasance trust will not violate the Investment Company Act of 1940; and

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

- a certificate by an officer of AOL Time Warner stating that such deposit was not made with the intent of preferring the holders of the AOL Time Warner debentures over other creditors of AOL Time Warner or with the intent of defeating, hindering, delaying or defrauding creditors of AOL Time Warner or others.

GUARANTEES

Each of America Online and Time Warner guarantees (a) the full and punctual payment of principal, interest and all other monetary obligations of AOL Time Warner on the AOL Time Warner debentures, when due, whether at maturity, by acceleration, by redemption or otherwise, and (b) the full and punctual performance within applicable grace periods of all other obligations of AOL Time Warner under the AOL Time Warner indenture and the AOL Time Warner debentures. Additionally, Time Warner Companies and Turner Broadcasting System guarantee Time Warner's guarantee of the AOL Time Warner debentures under substantially the same terms as the guarantees of America Online and Time Warner of the AOL Time Warner debentures.

SENIOR UNSECURED OBLIGATIONS

The AOL Time Warner debentures are senior unsecured obligations of AOL Time Warner and will rank equally and ratably with all other senior unsecured and unsubordinated indebtedness of AOL Time Warner. The guarantees of the AOL Time Warner debentures are senior obligations of America Online, Time Warner, Time Warner Companies, and Turner Broadcasting System, as applicable, and will be direct unsecured obligations of America Online, Time Warner, Time Warner Companies and Turner Broadcasting System, respectively, ranking equally with all other unsecured and unsubordinated obligations of America Online, Time Warner, Time Warner Companies, and Turner Broadcasting System, respectively. Each of the guarantors is a holding company and the AOL Time Warner debentures and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of the subsidiaries of AOL Time Warner, America Online, Time Warner, Time Warner Companies, and Turner Broadcasting System, respectively.

AOL TIME WARNER DEBENTURES DEFAULTS

The following is a summary description of the events of default under the AOL Time Warner debentures:

- default for 30 days in payment of interest on any AOL Time Warner debenture;

- default in payment of principal or payment of premium, if any, on any AOL Time Warner debenture when due;

- failure by AOL Time Warner (or any of the guarantors, if applicable) to comply with any covenant in the AOL Time Warner indenture for a period of 90 days after written notice is given to it by the AOL Time Warner indenture trustee or holders of 25% of the aggregate principal amount of the AOL Time Warner debentures, as specified in the AOL Time Warner indenture;

- certain events of bankruptcy, insolvency or reorganization of AOL Time Warner or any U.S. material subsidiary (as defined in the AOL Time Warner indenture); and

- any guarantee ceasing to be, or asserted as not being, or any guarantor not being, in full force and effect and enforceable according to its terms, except to the extent contemplated by the AOL Time Warner indenture.

DESCRIPTION OF THE AOL TIME WARNER DEBENTURES
--------------------------------------------------------------------------------

AVAILABLE INFORMATION

AOL Time Warner is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports, statements and other information filed by AOL Time Warner with the SEC (a) over the internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; and (b) the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the material described above and other information will also be available for inspection at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005 or from the office of AOL Time Warner identified in the AOL Time Warner prospectus . You can also request copies of these documents upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

Yield on the Certificates

The yield that you receive on your certificates will be affected by a number of factors, including:

- the purchase price you pay for your certificates;

- the performance of the AOL Time Warner debentures;

- whether AOL Time Warner redeems, repurchases or repays the AOL Time Warner debentures before their maturity;

- whether AOL Time Warner defaults on the AOL Time Warner debentures; and

- whether the holder of any call option exercises its call option on your certificates.

A holder of call options (initially the depositor) may exercise its options to purchase some or all of your class A-1 certificates (a) at any time on or after June --, 2007, or (b) at any time, whether before or after June --, 2007, after the occurrence of (i) an AOL Time Warner debentures default, (ii) AOL Time Warner's announcement of, or commencement of formal solicitation of consents to, any of certain material amendments described in this prospectus supplement to the AOL Time Warner indenture or the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner of a notice of redemption of, tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust.

In certain circumstances, AOL Time Warner is required to pay a redemption premium. In addition, the market value of the AOL Time Warner debentures may increase to a value in excess of their face amounts. However, in either of these circumstances it is likely that the holders of the call options will exercise their right to purchase the class A-1 certificates pursuant to the call options.

The price that an option holder must pay you to purchase your class A-1 certificates will be at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest and, if the option is exercised prior to June --, 2007, as a result of the redemption, tender offer for or other repurchase or repayment of the AOL Time Warner debentures, a portion of any premium paid by AOL Time Warner (or any third party, in the case of a tender offer). See "Description of the Certificates--The Class A-1 Certificates--The Call Options" below. If a holder of a call option exercises its call option, you may receive less than the market value of the AOL Time Warner debentures evidenced by your class A-1 certificates, and you will receive only some (or, in some cases, none) of the premium paid by AOL Time Warner. The holder of the call option will determine whether to exercise the option solely on the basis of its own self interest, and you should expect it to exercise the call option when it is profitable to do so (that is, when the value of the class A-1 certificates exceeds the call price). Exercising call options will allow the option holders to obtain the value of class A-1 certificates in excess of the call price for themselves, by taking such excess value away from the certificate holders. See "Maturity and Yield Considerations" in the attached prospectus.

If the class A-1 certificates are prepaid or a call option is exercised prior to the scheduled final distribution date on the class A-1 certificates, and at the time prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment or purchase of your certificates.

--------------------------------------------------------------------------------

Description of the Certificates

The certificates will consist of two classes of certificates, designated as the class A-1 callable certificates and the class B-1 callable certificates. The certificates will be denominated, and distributions with respect to the certificates will be payable, in U.S. dollars, their specified currency. The class A-1 certificates and the class B-1 certificates together will represent, in the aggregate, the entire beneficial ownership interest in the assets of the trust. Only the class A-1 certificates are offered by this prospectus supplement.

THE CLASS A-1 CERTIFICATES

CERTIFICATE PRINCIPAL BALANCE
Each class A-1 certificate will have an initial certificate principal balance of $25.00. The aggregate initial certificate principal balance of all the class A-1 certificates will be $--. The certificate principal balance of a certificate is the amount that the certificate holder is entitled to receive as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the AOL Time Warner debentures.

INTEREST DISTRIBUTIONS
The pass-through rate applicable to the class A-1 certificates will be --% per annum. You will be entitled to distributions on your certificates allocable to interest, to the extent that funds are received on the AOL Time Warner debentures, at the pass-through rate, applied to the certificate principal balance of your class A-1 certificates.

Distributions allocable to interest will be made on the class A-1 certificates on each distribution date. The distribution dates on the class A-1 certificates will be each May 1 and November 1, beginning November 1, 2002 (or if any of those days is not a business day, the next succeeding business day). The last scheduled distribution date (the "final distribution date") will be May 1, 2032.

A "business day" is any day other than (a) a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed for business, or (b) a day that is not a business day for purposes of the AOL Time Warner debentures.

On each distribution date, the trust will distribute the funds as described under "--Distributions" below. The amount allocable to the class A-1 certificates on each distribution date will be equal to the pass-through rate on your class A-1 certificates, multiplied by the certificate principal balance of your class A-1 certificates on the distribution date. The distribution made on the class A-1 certificates on each distribution date will be made to the person in whose name the certificate is registered on the related record date, which will be the 15th calendar day prior to the distribution date, whether or not a business day.

The trust will make distributions on any distribution date only to the extent it receives funds on the AOL Time Warner debentures before 1:00 p.m. on that date. If the trust receives a payment on the AOL Time Warner debentures after 1:00 p.m. on any distribution date, the trustee will use commercially reasonable efforts to make distributions on the same date. If the trust does not receive a payment on the AOL Time Warner debentures in time to make a payment on any distribution date, then, subject to the provisions discussed under "Description of the Trust Agreement--AOL Time Warner Debentures Defaults" below, the trustee will make the distribution on the first business day following the date on which it receives payment on the AOL Time Warner debentures. You will not receive any interest or other compensation in respect of any delay in payment (although your pro rata share of any interest or other compensation paid on the AOL Time Warner debentures will be passed through to you as a class A-1 certificate holder).

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

FORM OF CERTIFICATES; BOOK-ENTRY ISSUANCE
The class A-1 certificates will be issued in fully registered form in denominations of $25.00 and multiples of $25.00.

The class A-1 certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No beneficial owner of any of these certificates will be entitled to receive a certificate representing that person's interest, except as set forth under "--Definitive Certificates" below. Unless and until definitive certificates are issued under the circumstances described below, all references to actions by holders with respect to any class A-1 certificates will refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

DEFINITIVE CERTIFICATES
Definitive certificates will be issued to you or your nominee, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee that DTC is no longer willing or able to continue as depositary with respect to the class A-1 certificates and the depositor does not appoint a qualified successor within 90 days, or (b) if AOL Time Warner ceases to file Securities Exchange Act reports as described below under "--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by AOL Time Warner."

Upon the occurrence of either event described in the preceding paragraph, the trustee is required to notify (i) all DTC participants with interests in the class A-1 certificates of the availability of definitive certificates through DTC and (ii) in the case of an event described in clause (b) of the preceding paragraph, DTC, of the occurrence of any such event and of the trustee's intent to make definitive certificates available. Upon surrender by DTC of the global certificates registered in the name of the nominee of DTC and receipt of instructions for re-registration, the trustee will reissue the class A-1 certificates as definitive certificates in the respective certificate principal balances specified by DTC, and thereafter the trustee will recognize the registered holders of the definitive class A-1 certificates as holders of certificates under the trust agreement. See "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

TRADING
The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the class A-1 certificates. Listing or quotation of the class A-1 certificates on the New York Stock Exchange will not necessarily ensure that a liquid trading market will be available for the certificates.

The class A-1 certificates are expected to trade flat. This means that any accrued and unpaid interest on the class A-1 certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the class A-1 certificates not included in the trading price.

THE CALL OPTIONS
As a condition to its initial purchase of class A-1 certificates, UBS Warburg LLC will grant to the depositor call options to purchase each of the class A-1 certificates, and as a purchaser of the class A-1 certificates, your ownership of the class A-1 certificates will be subject to those call options. After the call options are granted, the depositor will sell the call options to one or more third parties through UBS Warburg LLC, as agent. A holder of call options may exercise its options to purchase some or all of your class A-1 certificates
(a) at any time on or after June --, 2007, or (b) at any time, whether before or after June --, 2007, after the occurrence of (i) an AOL Time Warner debentures

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default, (ii) AOL Time Warner's announcement of, or commencement of formal solicitation of consents to, any amendment to the AOL Time Warner indenture or AOL Time Warner debentures that changes the maturity or the scheduled payment date of any principal, interest or other amount on the AOL Time Warner debentures, or reduces the principal amount of or the interest rate on the AOL Time Warner debentures, or changes the currency in which the principal or interest of the AOL Time Warner debentures is payable, or impairs the right of a holder to institute suit for the enforcement of any such payment on or after the maturity of the AOL Time Warner debentures, or (iii) the delivery by AOL Time Warner (or any third party tender offeror, in the case of a tender offer) of a notice of redemption of, tender offer for, or other unscheduled repayment on or repurchase of, some or all of the AOL Time Warner debentures held by the trust. If the trustee receives any announcement or proposal of an amendment to the AOL Time Warner indenture or a notice of a redemption of, tender offer for or other unscheduled repayment on or repurchase of any AOL Time Warner debentures, the trustee will be required to send a copy of such announcement, proposal or notice to the option agent for sending to each option holder within two business days.

In the case of any tender offer for the AOL Time Warner debentures (whether by AOL Time Warner or any third party), if any option holder exercises its call options with respect to any class A-1 certificates and class B-1 certificates, then the trustee must tender, in compliance with the tender offer requirements for the AOL Time Warner debentures, a principal amount of AOL Time Warner debentures equal to the aggregate certificate principal balance of class A-1 certificates in relation to which a notice of exercise of the related call options has been given, unless the tender offer price for the AOL Time Warner debentures is less than the call price that would be required to be paid by the holder of the call options. If fewer than all the AOL Time Warner debentures tendered by the trust are accepted for payment and paid for under the tender offer, then the number of call options deemed exercised will be reduced so that the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively, subject to such exercised call options corresponds to the principal amount of AOL Time Warner debentures tendered by the trust that are accepted for payment and paid for, and the call options deemed not exercised will remain outstanding. In addition, if the tender offer is terminated by AOL Time Warner or any other person making the tender offer before any AOL Time Warner debentures are accepted for payment and paid for, or if all tenders by the trust of AOL Time Warner debentures are rejected, then the notice of the exercise of the call options will be of no further force and effect, and any call options for which notice of exercise was given will be deemed not exercised and will remain outstanding. The trustee will pay the difference between the tender offer proceeds and the call price to the exercising call option holder.

The Bank of New York will execute a call option agreement with the depositor and UBS Warburg LLC pursuant to which the call options will be granted by UBS Warburg LLC to the depositor, and will act as your agent (the "option agent") with respect to the call options.

The price that an option holder must pay you to purchase your class A-1 certificates will be at least equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest. In addition, an option holder must also pay you an "early call premium amount" if the option holder exercises an option at any time before June --, 2007, as a result of the delivery of a notice of redemption of, tender offer for or other unscheduled repayment on or repurchase of some or all of the AOL Time Warner debentures. The "early call premium amount" will be equal to the sum of the present values of the scheduled interest payments on the AOL Time Warner debentures (minus any portion of any scheduled interest payment included in the payment of accrued interest) due after the date the certificates are called and prior to June --, 2007, discounted to the date the option is exercised at a benchmark U.S. Treasury security rate, plus 35 basis points. The benchmark rate will be determined by the option agent using the same methodology that the trustee for the AOL Time Warner debentures is required to use upon a redemption of the AOL Time Warner debentures, as set forth in

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the AOL Time Warner prospectus supplement, to calculate the redemption premium on the AOL Time Warner debentures.

UBS Warburg LLC as the initial purchaser of the class B-1 certificates will grant similar call options to the depositor. The call price of the call options on the class B-1 certificates will be equal to the present values of the remaining scheduled interest payments on the class B-1 certificates discounted at a yield equal to the initial pricing yield of the class B-1 certificates. After the call options are granted, the depositor will sell the call options to UBS Warburg LLC, and UBS Warburg LLC expects to resell those call options to one or more third parties.

Each purchaser of a class A-1 certificate or class B-1 certificate will be deemed, by its purchase of such certificate, to have agreed to assume the obligations of its transferor under the related call options and to appoint the option agent as its agent to act on its behalf in relation to the related call options, and the class A-1 and class B-1 certificates will bear a legend to that effect.

A holder of a call option may exercise the call option only if:

- it exercises call options with respect to equal numbers of class A-1 certificates and class B-1 certificates;

- it acquires class A-1 certificates having an aggregate certificate principal balance that is an integral multiple of $1,000;

- it gives the trustee and the option agent at least 30 days' notice of its exercise, except that it will be required to give only seven business days' notice of any exercise as a result of an AOL Time Warner debentures default or an announced amendment, redemption, tender offer or unscheduled repayment, or the commencement of formal solicitation of consents to an amendment;

- as a result of the exercise, (A) it purchases class A-1 certificates and class B-1 certificates having an aggregate certificate principal balance and an aggregate notional amount, respectively, of at least $--or, if less, the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, and (B)(I) unless the option holder has exercised all call options held by it, the aggregate certificate principal balance of the class A-1 certificates and the aggregate certificate notional amount of the class B-1 certificates subject to call options, held by the option holder that have not been exercised is not less than $--, respectively, and (II) the remaining aggregate certificate principal balance of the class A-1 certificates and the remaining aggregate certificate notional amount of the class B-1 certificates, if greater than zero, is not less than $--, respectively.

If call options are held by two or more affiliated persons, then all options held or exercised by those affiliated persons will be treated as being held or exercised by a single option holder for purposes of the above requirements.

If a holder of call options exercises its call options, the option agent will remit the amount of the call price received to the trustee for payment to the certificate holders whose certificates are called. If call options are exercised with respect to less than all the class A-1 certificates, the class A-1 certificates to be purchased will represent a pro rata portion of the class A-1 certificates held by each certificate holder, except that purchases of a fraction of a single class A-1 certificate will not be made, and the trustee may round up or down to avoid such fractional purchases.

If a holder of call options exercises options, the trustee will automatically exchange the certificates acquired by the option holder under the options, simultaneously with the delivery of the certificates to the call option holder, for AOL Time Warner debentures with an aggregate principal amount equal to the aggregate certificate principal balance of those certificates. The called certificates will then be cancelled by the trustee, and interest at the pass-through rate will cease to accrue, without the need for

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any further action by you. If you are holding your certificates in definitive physical form, your called certificates will be cancelled without your taking any further action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

Unless the option exercise was made in connection with a tender offer, if an option holder has not paid the purchase price to the option agent by 10:00 a.m. (New York City time) on the date specified for settlement in the notice of exercise, the option holder's notice of exercise will automatically expire. If the option exercise was made in connection with a tender offer, if the trustee has not received payment of the tender price from AOL Time Warner (or another purchaser of the AOL Time Warner debentures in a tender offer, if applicable) under all of the exercised call options (or with respect to the portion of the call options deemed exercised, if less than all AOL Time Warner debentures tendered by the trustee are purchased in the tender offer) in immediately available funds, no later than 10:00 a.m. (New York City time) on the later of
(i) the date specified for settlement in the notice of exercise, or (ii) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expires unconsummated, the option holder's notice of exercise will automatically expire. In each case, upon the expiration of the holder's notice of exercise, none of the option holder, the option agent or the trustee will have an obligation with respect of the notice of exercise, and the expiration of the notice to exercise will in no way affect the option holder's right to deliver a notice to exercise at a later date.

Each holder of a call option will have the right to assign its rights under the call option to any person other than the depositor.

TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF SECURITIES EXCHANGE ACT REPORTING BY AOL TIME WARNER
If AOL Time Warner ceases to have a class of securities listed on a national securities exchange or held of record by 300 or more holders, it could elect to suspend its reporting requirements under the Securities Exchange Act. In that event, AOL Time Warner will no longer be required to make available under the Securities Exchange Act the public information referred to above under "Description of the AOL Time Warner Debentures--Available Information." If this happens, then, unless the trust has earlier suspended its own Securities Exchange Act reporting requirements, the class A-1 certificates will be removed from the DTC book-entry system, and definitive certificates representing the class A-1 certificates will be issued to the beneficial owners of the class A-1 certificates. In addition, the trustee will notify AOL Time Warner that the AOL Time Warner debentures are held pursuant to the trust agreement and that the holders of the certificates constitute record holders of the AOL Time Warner debentures. The issuance of definitive certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the AOL Time Warner debentures, requiring AOL Time Warner to resume filing Securities Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Securities Exchange Act, which requires an issuer of underlying securities with actual knowledge that those underlying securities are held pursuant to a trust agreement to treat holders of record of certificates issued by the trust as holders of record of the underlying securities. There is, however, no certainty that the issuance of definitive certificates will cause there to be more than 300 holders of record of the AOL Time Warner debentures.

If distributing definitive certificates does not cause AOL Time Warner to resume filing Securities Exchange Act reports, then as long as the trust is required to file reports under the Securities Exchange Act, the trust will provide, in the trust's own Securities Exchange Act reports, quarterly and annual financial statements and other information of the type required to be filed on Form 8-K under the Securities Exchange Act with respect to AOL Time Warner, to the extent the information is then available to the trust. The trustee has agreed to request this information from AOL Time Warner, but will have no duty to make any other attempts to obtain the information if it is not voluntarily

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provided by AOL Time Warner upon request. It is unlikely that AOL Time Warner will voluntarily provide such information to the trust at such time, and the liquidity of your certificates may be adversely affected by the lack of publicly available information about the financial condition and business of AOL Time Warner. See "Risk Factors" above.

DISTRIBUTIONS
On each distribution date, the trustee will distribute the funds, if any, received in respect of principal and interest on the AOL Time Warner debentures on that date (which will also be an AOL Time Warner debentures interest payment date) as follows:

- all amounts received in respect of interest shall be applied to make pro rata distributions of interest to the holders of the class A-1 certificates at the pass-through rate of --% on their certificate principal balances and the holders of the class B-1 certificates at the pass-through rate of --% on their certificate notional amounts;

- all amounts received in respect of principal shall be distributed to the holders of the class A-1 certificates.

REDEMPTIONS
As described above under "Description of the AOL Time Warner Debentures--Optional Redemption", AOL Time Warner has the right to redeem the AOL Time Warner debentures at any time, and may make tenders for, or other unscheduled repayments on or repurchases of, the AOL Time Warner debentures. If AOL Time Warner redeems some or all of the AOL Time Warner debentures, then a corresponding portion of the certificates will be redeemed. Where there is a partial redemption of the AOL Time Warner debentures, class A-1 certificates and class B-1 certificates will be selected for redemption pro rata based on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, except that no fractional repurchases of class A-1 certificates will be made. Assuming AOL Time Warner makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption of the AOL Time Warner debentures, the proceeds will be distributed, as between the class A-1 certificates and the class B-1 certificates selected for redemption, as follows:

- proceeds in respect of interest will be allocated to the holders of the class A-1 certificates and the class B-1 certificates pro rata based on the interest accrued on the certificate principal balance of the class A-1 certificates and the certificate notional amount of the class B-1 certificates, respectively.

- proceeds in respect of principal, and premium, if any, will be allocated to all holders of the class A-1 certificates.

- no amounts received in respect of principal or premium will be distributed to the holders of the class B-1 certificates.

As the holder of a class A-1 certificate that is redeemed, you will receive the following distributions in respect of such proceeds:

- a distribution of the amounts received in respect of interest at the pass-through rate of --% per annum on the outstanding certificate principal balance of the class A-1 certificate on such day;

- a distribution of the amounts received in respect of principal in the amount of the certificate principal balance of the class A-1 certificate on such day; and

- a distribution of your pro rata portion of the amounts, if any, distributed to the holders of the class A-1 certificates in respect of premium on the AOL Time Warner debentures on such day.

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If the AOL Time Warner debentures are redeemed, the call option holders are likely to call the certificates to be redeemed and, as a result, to receive most or all the premium described above.

If, however, AOL Time Warner (or another third party, in the case of a tender offer) announces its intention to tender for or otherwise make an unscheduled repayment on or repurchase of the AOL Time Warner debentures, the trustee will be required not to accept any such tender offer or unscheduled repayment or repurchase offer, except in connection with the exercise of call options, as set forth below or, if the option is not exercised upon the unanimous vote of all the certificate holders. The holders of the call options will have the right to purchase your class A-1 certificates at a call price equal to the certificate principal balance thereof plus any accrued but unpaid interest (and, if this event occurs before June --, 2007, the "early call premium amount" described under "Description of the Certificates--The Class A-1 Certificates--The Call Options"). This "early call premium amount" may be less than the premium payable by AOL Time Warner upon a redemption of, tender for or other repurchase of the AOL Time Warner debentures.

Amounts received on the AOL Time Warner debentures on each distribution date will be sufficient to make all required distributions to holders of the certificates, in the absence of an AOL Time Warner debentures default or the incurrence of additional payment obligations by the trust. We do not expect that the trust will incur any such additional payment obligations. The holders of the certificates will only have the rights described under "Description of the Trust Agreement."

If there is an AOL Time Warner debentures default and amounts due in respect of principal on the AOL Time Warner debentures are accelerated, the provisions above regarding redemptions, tender offers or unscheduled repayments will not apply. Instead, distributions in respect of payments or property, if any, received by the trustee after the acceleration of the AOL Time Warner debentures will be made as described under "Description of the Trust Agreement--AOL Time Warner Debentures Defaults" below.

THE CLASS B-1 CERTIFICATES

The class B-1 certificates are not being offered by this prospectus supplement. The class B-1 certificates will be issued in minimum notional denominations of $25.00 and multiples of $25.00 and the aggregate certificate notional amount of all the class B-1 certificates will be $--. Each class B-1 certificate will represent the right to receive a distribution allocable to interest only, on each distribution date or on any earlier redemption date for the AOL Time Warner debentures, at the pass-through rate of --% per annum on the outstanding certificate notional amount. The holders of the class B-1 certificates will not be entitled to receive any distributions allocable to principal or premium. See "Description of the Certificates--Stripped Certificates" in the attached prospectus. If call options are exercised with respect to less than all the class B-1 certificates, the class B-1 certificates to be purchased will represent a pro rata portion of the class B-1 certificates held by each certificate holder. Purchases of a fraction of a single class B-1 certificate will be permitted.

The final distribution date on the class B-1 certificates will be the same as the final distribution date on the class A-1 certificates.

The right of the holders of the class B-1 certificates to receive distributions allocable to interest will rank pari passu with the right of the class A-1 certificates to receive distributions allocable to interest.

The class B-1 certificates will initially be issued to the depositor. The depositor will sell the class B-1 certificates to UBS Warburg LLC, which intends to sell them privately to one or more investors in accordance with the restrictions contained in the trust agreement. The class B-1 certificates will be subject to call options substantially similar to the call options on the class A-1 certificates.

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VOTING RIGHTS

At all times, the outstanding class A-1 certificates will bear all of the voting rights applicable to all the certificates; the outstanding class B-1 certificates will not have any voting rights, except with respect to any amendment to the trust agreement that would materially adversely affect the holders of the class B-1 certificates, which must be approved by class B-1 certificate holders holding a majority of the voting rights of the class B-1 certificates.

Each class A-1 certificate of $25.00 in certificate principal balance will bear one vote. For the limited purpose of approving amendments to the trust agreement that would materially adversely affect the class B-1 certificates, each class B-1 certificate of $25.00 in certificate notional amount will bear one vote. Class A-1 certificate holders have no right to waive compliance by the depositor or the trustee with any restrictive provision of the trust agreement or to waive any default under the trust agreement.

A certificate will be considered "outstanding" so long as it is held by any person other than (and is not pledged to) the depositor, the trustee (in its individual capacity) or any of their respective affiliates.

ADDITIONAL AOL TIME WARNER DEBENTURES

From time to time, the trust may acquire additional AOL Time Warner debentures in a principal amount of not less than $--, in which case additional class A-1 certificates and class B-1 certificates will be issued in the same relative proportions as the class A-1 certificates and class B-1 certificates issued on the closing date. These new certificates will have an aggregate certificate principal balance or certificate notional amount, as applicable, equal to 100% of the principal amount of the additional AOL Time Warner debentures. Any additional certificates issued will have the same priority, right to payments and voting rights as the certificates of the same class issued on the closing date, and any additional certificates will be subject to call options on the same terms as the call options described in this prospectus supplement.

The depositor will agree that if it does cause the trust to issue additional certificates, the depositor will either resell the call options on the new certificates to the same entities that then hold the call options on the existing certificates, and in the same proportions as those entities hold the existing call options, or to any other persons that are designated by those entities, or the depositor will ensure that the issuance of the new certificates and the related options will not affect the right of the existing option holders to exercise their options at any time as described under "--The Call Options" above.

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Description of the Trust Agreement

GENERAL

The certificates will be issued pursuant to the trust agreement to be dated as of June --, 2002, between the depositor and The Bank of New York, as trustee and option agent, a form of which is filed as an exhibit to the registration statement of which the attached prospectus forms a part. A current report on Form 8-K containing a copy of the trust agreement as executed will be filed by the trustee with the SEC following the closing date. The assets of the trust created under the trust agreement will consist of:

- the AOL Time Warner debentures (exclusive of interest accrued from and including April 8, 2002, to but excluding the closing date, which has been retained by the depositor);

- all payments on or collections in respect of the AOL Time Warner debentures due after the closing date; and

- any other proceeds of the AOL Time Warner debentures.

You should refer to the attached prospectus for additional important information regarding the trust, the trust agreement and the certificates. The material terms of the trust agreement are summarized below and in the attached prospectus. These summaries are not complete and are subject to the detailed provisions contained in the trust agreement. You should refer to the form of trust agreement in order to obtain a full understanding of its provisions.

CERTAIN PAYMENTS TO THE DEPOSITOR

The interest accrued on the AOL Time Warner debentures from and including April 8, 2002, to but excluding the closing date will be retained by the depositor and will not be transferred to the trust with the AOL Time Warner debentures. On November 1, 2002, the trustee will pay the accrued interest to the depositor to the extent received from AOL Time Warner.

THE TRUSTEE

The Bank of New York, a New York banking corporation, will act as trustee of the trust and as option agent. The trustee's corporate trust offices are located at 5 Penn Plaza, New York, New York 10001 and its telephone number is 212-896-7110.

The trust agreement will provide that the trustee and its directors, officers, employees and agents will be indemnified by the depositor as described in the attached prospectus under "Description of the Trust Agreement--Matters Regarding the Trustee." However, the depositor is not required to reimburse any expense or indemnify the trustee against any loss, liability or expense that is incurred by the trustee through the trustee's own negligent action, the trustee's own negligent failure to act or willful misconduct, or bad faith in the performance of the trustee's duties under the trust agreement.

Except as described below under "--AOL Time Warner Debentures Defaults", the trustee's fees and expenses will all be paid by the depositor pursuant to a separate agreement between the depositor and the trustee. UBS Americas, Inc., the depositor's parent, has agreed to indemnify the trustee for any losses arising from the failure of the depositor to make payments to the trustee when due under the separate agreement. Failure by the depositor (or UBS Americas, Inc. as indemnitor) to pay, reimburse or indemnify the trustee will not entitle the trustee to any payment, reimbursement or indemnification from the trust. Except as described below under "--AOL Time Warner Debentures Defaults," any unpaid, unreimbursed or unindemnified amounts will not be borne by the trust and will not constitute a claim against the trust.

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AOL TIME WARNER DEBENTURES DEFAULTS

If there is an event of default by AOL Time Warner on any AOL Time Warner debentures, the trustee will give notice to the registered holders of the class A-1 certificates and to the option agent within five business days after the trustee has actual knowledge of the default. The notice will identify the AOL Time Warner debentures, and will set forth (a) the date and nature of the default, (b) the amount of the interest, principal or premium in default, if such default is a payment default, and (c) any other information that the trustee may deem appropriate.

If there is a default on the AOL Time Warner debentures, the trustee has agreed to proceed against AOL Time Warner on behalf of the certificate holders to enforce the AOL Time Warner debentures or otherwise to protect the interests of the certificate holders (including, in the trustee's discretion, voting to accelerate the AOL Time Warner debentures). The trustee is entitled to indemnification for so proceeding under the indemnity granted to the trustee by the depositor in the trust agreement and guaranteed by UBS Americas, Inc. In addition, under the trust agreement, the trustee will be entitled to recover its reasonable expenses of proceeding against AOL Time Warner out of the proceeds of trust assets.

Notwithstanding the duty of the Trustee to enforce the AOL Time Warner debentures or otherwise protect the interests of certificate holders after an AOL Time Warner debentures default, the holders of the class A-1 certificates representing a majority of the voting rights on the class A-1 certificates will be entitled to direct the trustee in any such proceeding, subject to the trustee's receipt of satisfactory indemnity, including instructing the trustee to stop proceeding against AOL Time Warner and to sell the AOL Time Warner debentures instead.

METHOD OF LIQUIDATION
If following an AOL Time Warner debentures default, the trustee receives any money or other property in respect of the AOL Time Warner debentures (including from the sale of the AOL Time Warner debentures), or actual notice that money or other property will be received, the trustee will promptly give notice to the registered holders of the class A-1 certificates that are then outstanding and unpaid, and to the option agent. The notice will state that, not later than 30 days after the receipt of the money or other property, the trustee will allocate and distribute the money or other property to the holders of the class A-1 certificates pro rata by certificate principal balance (after deducting the costs incurred in connection therewith). The trustee will make this distribution after payment of any payment obligations of the trust.

Any property other than cash received in respect of the AOL Time Warner debentures will be distributed in kind, except that property will be liquidated by the trustee, and the proceeds distributed in cash, to the extent necessary to avoid distribution of fractional securities or other fractional property to the class A-1 certificate holders.

If a default under the AOL Time Warner indenture occurs and is continuing and if the trustee is so directed by holders representing a majority of the voting rights of the outstanding class A-1 certificates, the trustee will vote the AOL Time Warner debentures in favor of directing, or take other action as may be appropriate to direct, the trustee of the AOL Time Warner debentures to accelerate the AOL Time Warner debentures by declaring the unpaid principal amount of the AOL Time Warner debentures and any accrued and unpaid interest on the AOL Time Warner debentures to be due and payable.

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LIMITATION ON RIGHTS OF ACTION

A holder of a class A-1 certificate will have the right to institute any proceeding with respect to the trust agreement only if:

- the holder previously has given to the trustee written notice of a continuing breach of the trust agreement;

- the holder or holders of certificates evidencing not less than 25% of the outstanding class A-1 certificates have requested in writing that the trustee institute the proceeding in its own name as trustee;

- the trustee has for 15 days not instituted the proceeding; and

- no direction inconsistent with the written request has been given to the trustee during the 15-day period by the holders certificates evidencing a majority of the outstanding class A-1 certificates.

The trustee will not be required to take any action unless the holder or holders of class A-1 certificates have offered the trustee reasonable indemnity for its costs, expenses and liabilities.

VOTING OF AOL TIME WARNER DEBENTURES; MODIFICATION OF AOL TIME WARNER INDENTURE

Except as described below, other than after the occurrence and during the continuation of an AOL Time Warner debentures default, the trustee has agreed not to consent to any amendment, modification or supplement to the AOL Time Warner debentures, or any solicitation for any other action.

If the trustee receives a request from DTC, the AOL Time Warner debentures trustee or AOL Time Warner for its consent to any amendment, modification or waiver of the AOL Time Warner debentures, the AOL Time Warner indenture or any other documents relating to the AOL Time Warner debentures, or receives any other solicitation for any action with respect to the AOL Time Warner debentures, the trustee will mail notice of the proposed amendment, modification, waiver or solicitation to each holder of a call option on the class A-1 certificates and, ten (10) business days after notice is mailed to holders of those call options, to each Class A-1 certificate holder of record, as of that date. The trustee will request instructions from the class A-1 certificate holders as to whether or not to consent to or vote to accept the amendment, modification, waiver, or solicitation, and will vote a principal amount of the AOL Time Warner debentures equal to the certificate principal balance of the class A-1 certificates whose holders have given the trustee instructions to vote. Provided that no holder of a call option on the class A-1 certificates has given notice of its exercise of the call option and has paid the purchase price within such ten (10) business day period, the trustee will consent or vote, or refrain from consenting or voting, in the proportion in which the class A-1 certificate holders instruct the trustee to vote as of the date determined by the trustee prior to the date on which the consent or vote is required. However, if the holder of any call option on the class A-1 certificates has given notice of its exercise of the call option and has paid the purchase price, the trustee will vote a corresponding proportion of the AOL Time Warner debentures as directed by the call option holder, and not as directed by the applicable class A-1 certificate holders.

Notwithstanding anything to the contrary in this prospectus supplement, the trustee will at no time vote or consent to any matter:

- unless the vote or consent would not, based on an opinion of counsel, adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes;

- that would amend the AOL Time Warner indenture or AOL Time Warner debentures to alter the timing or amount of any payment on the AOL Time Warner debentures, except at the direction of the holders of all the outstanding class A-1 certificates or, if and to the extent that the holder of any

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call options on the class A-1 certificates has given notice of its exercise of call options and has paid the purchase price, of that call option holder; or

- that would result in the exchange or substitution of any of the outstanding AOL Time Warner debentures pursuant to a plan for the refunding or refinancing of such AOL Time Warner debentures, except at the direction of the holders of all the outstanding class A-1 certificates or, if and to the extent that the holder of any call options on the class A-1 certificates has given notice of its exercise of call options and has paid the purchase price, of that call option holder.

If an offer is made by AOL Time Warner to issue new obligations in exchange and substitution for any of the AOL Time Warner debentures, pursuant to a plan for the refunding or refinancing of the AOL Time Warner debentures, or any other offer is made for the AOL Time Warner debentures, the trustee will notify the holders of the call options on the class A-1 certificates. If any option holder on the class A-1 certificates exercises its call options, then the trustee must act in accordance with the option holder's instructions. If the holders of the call options on the class A-1 certificates do not exercise their call options within ten (10) business days after notice is mailed to holders of call options, the trustee will notify the registered holders of the class A-1 certificates and must reject the offer unless directed to accept it by holders of 100% of the outstanding class A-1 certificates in which case the trustee will accept the offer provided that the trustee has received an opinion of counsel to the effect that any such exchange will not (i) adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes, or (ii) result in a deemed exchange of the AOL Time Warner debentures or the certificates for federal income tax purposes. If and to the extent that call options have been exercised in connection with the tender offer, the trustee will be required to tender AOL Time Warner debentures, as described under "Description of the Certificates--The Class A-1 Certificates--The Call Options" above.

                                                                           S- 37
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United States Federal Income Tax Consequences

The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by an initial holder of certificates. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as well as Treasury regulations and administrative and judicial rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth in this section.

The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it generally addresses only tax issues relevant to original purchasers of the certificates at the initial offering price who are beneficial owners of the certificates. The discussion assumes that the certificates are held as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code. The discussion does not address various possible tax considerations that may be relevant to investors subject to special rules, such as investors that are regulated investment companies, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, mutual funds, REITs, cash method taxpayers, S corporations, estates and trusts, investors that hold the certificates as part of a hedging, straddle or integrated or conversion transaction, investors that hold certificates as part of a conduit arrangement subject to regulations issued pursuant to section 7701(l) of the Internal Revenue Code, or investors whose functional currency is not the United States dollar. In addition, this discussion does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a certificate holder, and does not address investors that are not "United States persons" (as defined below), except to the extent expressly discussed below under "--Foreign Certificate Holders."

You should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.

The following assumes that the AOL Time Warner debentures are treated as debt for federal income tax purposes.

TAX CLASSIFICATION OF THE TRUST

CLASSIFICATION OF THE TRUST
Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, has delivered an opinion to the effect that, for United States federal income tax purposes, the trust will not be classified as an association or publicly traded partnership taxable as a corporation. Although the classification of the trust is not free from doubt, pursuant to the trust agreement the trustee and the holders will treat the trust as a grantor trust for federal income tax purposes. If the trust is treated as a grantor trust, the holder of a certificate will be treated as the owner of a pro rata undivided interest in the trust assets subject to the call option. Information returns or reports sent to certificate holders and the IRS will be based on the trust being classified as a grantor trust for federal income tax purposes in the absence of statutory or authoritative judicial or regulatory clarification or change to the contrary. As a grantor trust, the trust will not be subject to federal income tax, and each certificate holder will be subject to federal income taxation as if it owned directly the portion of the trust assets allocable to the certificates, and as if it paid directly its share of expenses, if any, paid by the trust.

You should be aware that no rulings have been sought from the IRS with respect to the classification of the trust and that opinions of counsel are not binding on the IRS or the courts. Accordingly, there can be no absolute assurance that the IRS will agree that the trust should be treated as a grantor trust.

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POSSIBLE RECHARACTERIZATION OF THE TRUST AS A PARTNERSHIP
If the trust were classified as a partnership, rather than as a grantor trust, the trust would not be subject to federal income tax and certificate holders would be treated as owning partnership interests rather than as owning direct interests in the trust assets. Each item of income, gain, loss and deduction generated as a result of the ownership of the AOL Time Warner debentures by the trust would be passed through to the certificate holders as the partners of the partnership according to their respective interests therein. The amount of income reportable by the certificate holders as partners in such partnership could differ from the amount of income reportable by the certificate holders as holders of an interest in a grantor trust. In addition, characterization of the trust as a partnership for federal income tax purposes may also have adverse state or local tax consequences for certificate holders. Certificate holders should consult their own tax advisors regarding the effect that any recharacterization may have upon them.

The trust agreement will provide that if the trust is classified as a partnership for federal income tax purposes, the trust will make an election under section 761 of the Internal Revenue Code to be excluded from the provisions of Subchapter K of the Internal Revenue Code governing the treatment of partnerships. If the trust makes an effective election out of Subchapter K of the Internal Revenue Code, the treatment of certificate holders will be similar whether the trust is classified as a grantor trust or a partnership. However, the eligibility of the trust to make the election is not free from doubt.

The remainder of this discussion assumes that the trust is properly classified as a grantor trust or that, if it were to be reclassified as a partnership its election to be excluded from Subchapter K of the Internal Revenue Code would be effective.

INCOME OF U.S. CERTIFICATE HOLDERS
For federal income tax purposes, the class A-1 certificates represent a pro rata undivided interest in the principal and a portion of the interest payable on the AOL Time Warner debentures, subject to the call option. Although not entirely clear, it appears that these two positions may, at the election of the taxpayer, be integrated and treated as a single "synthetic" debt instrument under Treasury Regulation Section 1.1275-6. The terms of the certificates require each initial certificate holder to make an integration election with respect to the certificates and to therefore treat the certificates as a single "synthetic" debt instrument for all U.S. federal income tax purposes. The only action an initial certificate holder needs to take in order to make an integration election is for it to retain in its books and records certain information with respect to the integration election that will be sent to each initial certificate holder along with the confirmation of the certificate holder's purchase of the certificates. The terms of the certificates do not require a secondary purchaser of certificates to make an integration election and thus such a purchaser should consult with its tax advisor as to whether it should make an integration election with respect to its certificates.

For a taxpayer that takes all steps necessary to make the election effective, under the rules applicable to synthetic debt instruments, neither the interest in the AOL Time Warner debentures nor the call option would be generally subject to the rules that would apply on a separate basis to each component. One consequence of such an election is that the taxpayer would be required to report income on the class A-1 certificates under the accrual method of accounting, regardless of the method that the taxpayer generally uses. If no effective election is made, the tax treatment of the components would be determined separately. Nevertheless, the difference between treating the class A-1 certificates as evidencing ownership of an integrated, synthetic debt instrument rather than as the ownership of two separate component positions is not anticipated to be material. Certificate holders are urged to consult their own tax advisors regarding the foregoing.

To the extent that the principal amount of a class A-1 certificate exceeds the certificate's purchase price by more than a de minimus amount, the holder's interest therein will be treated as purchased with

                                                                           S- 39
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"original issue discount." See the discussion below under "Interest Income and
Original Issue Discount." Conversely, to the extent that the purchase price of a class A-1 certificate exceeds the certificate's principal amount, the holder's interest therein will be treated as purchased with "bond premium," which may be amortized based on a constant yield method over the remaining term of the synthetic debt instrument. See the discussion below under "Bond Premium."

Interest Income and Original Issue Discount. The class A-1 certificates represent, in part, an undivided interest in the principal payable on the AOL Time Warner debentures and a portion of the interest amount of the AOL Time Warner debentures. In effect, a portion of the interest on the AOL Time Warner debentures has been "stripped" off the AOL Time Warner debentures. Pursuant to the tax rules applicable to stripped debt obligations, on each date a certificate is purchased, the security backing the class A-1 certificate would be treated as newly issued, evidencing the ownership of an interest in a newly issued debt instrument that may have original issue discount. For federal income tax information reporting purposes, based on the foregoing, each certificate holder will be required to report on its federal income tax return, its share of interest income earned by the trust with respect to the AOL Time Warner debentures. If, however, the IRS were to challenge this position successfully, the class A-1 certificates would represent an interest in securities having original issue discount.

The original issue discount on a certificate will be the excess, if any, of the certificate's principal amount over its purchase price. Any purchaser who purchases a certificate at more than a de minimis amount of discount would be required to accrue income on the certificate based on a constant yield method without regard to the receipt of cash.

Bond Premium. If a certificate holder is treated as acquiring a class A-1 certificate at a premium, which is a price in excess of the certificate's principal amount, such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate holder's basis). The certificate holder may elect under section 171 of the Internal Revenue Code to amortize the portion of the premium allocable to the certificate using a constant yield method over the term of such certificate. Any such election will also apply to all debt instruments held by the certificate holder during the year in which the election is made and to all debt instruments acquired thereafter.

MODIFICATION OR EXCHANGE OF TRUST ASSETS
Depending upon the circumstances, it is possible that a modification of the terms of the trust assets, or a substitution of other assets for the trust assets following a default on the trust assets, would be a taxable event to certificate holders on which they would recognize gain or loss.

TREATMENT OF THE TRUST'S FEES AND EXPENSES
All of the trust's fees and expenses will be paid by the depositor. Therefore, the trust intends to take the position that the payment of such fees and expenses should not cause a certificate holder to recognize any items of income or deduction for federal income tax purposes. However, if the payment of such fees and expenses is regarded as paid for the benefit of the certificate holders, certificate holders may be required to recognize additional gross income based on their proportionate share of such fees and expenses. A certificate holder will generally be entitled to deduct, consistent with its method of accounting, its share of such fees and expenses paid or incurred by the trust as provided in section 162 or 212 of the Internal Revenue Code. If a certificate holder is an individual, estate, trust or pass-through entity that has partners that are individuals, the deduction for his or her share of fees will be a miscellaneous itemized deduction that may be disallowed in part or in whole for purposes of the regular income tax or the alternative minimum tax.

PURCHASE AND SALE OF A CERTIFICATE
If a certificate is sold or exchanged, including pursuant to the exercise of the call option, gain or loss will be recognized equal to the difference between the amount realized from the sale or exchange and

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the certificate holder's adjusted tax basis in its certificate. A certificate holder's adjusted tax basis in a certificate generally will equal the cost of the certificate, increased by any amounts of undistributed taxable income recognized by a certificate holder (for example original issue discount) and reduced by any amortizable premium and any payments other than payments of interest on a trust asset made on the certificate. Any gain or loss recognized on the sale or exchange of a certificate will generally be long-term capital gain or loss if the certificate had been held at the time of disposition for more than one year and if the certificate holder made the integration election described above with respect to its certificates. Otherwise, any such gain or loss would likely be short-term capital gain or loss.

INFORMATION REPORTING AND BACKUP WITHHOLDING
Payments made on the certificates and proceeds from the sale of the certificates will not be subject to "backup" withholding tax unless, in general, the certificate holder fails to comply with specified identification procedures and is not an exempt recipient under applicable provisions of the Internal Revenue Code. In general, such payments will be subject to information reporting unless the certificate holder is an exempt recipient or otherwise establishes an exemption by complying with the specified identification procedures under applicable provisions of the Internal Revenue Code. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your federal income tax liability, provided that the required information is furnished to the IRS.

Subsequent certificate holders should be aware that information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to initial certificate holders that bought their certificates at the representative initial offering price used in preparing the reports.

FOREIGN CERTIFICATE HOLDERS
A "foreign certificate holder" is any certificate holder that is not a "United States person." A "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

A foreign certificate holder who is holding a certificate on its own behalf will generally not be subject to United States federal withholding taxes on payments made on a certificate, unless such foreign certificate holder is a direct or indirect 10% or greater shareholder of AOL Time Warner or a controlled foreign corporation related to AOL Time Warner. To establish an exemption from withholding, a foreign certificate holder must certify under the penalties of perjury that it is not a United States person and provide certain information specified under the Treasury regulations, including its name, address and taxpayer identification number, if any. Foreign certificate holders are urged to consult their own tax advisors concerning the application of the certification requirements with respect to the Treasury regulations.

STATE AND OTHER TAX CONSEQUENCES
In addition to the federal income tax consequences described above, certificate holders should consider the state, local and foreign tax consequences of the acquisition, ownership and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax law of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to such matters.

                                                                           S- 41
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ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code impose various requirements on "employee benefit plans" (as defined in section 3(3) of ERISA), "plans" (as defined in section 4975(e)(1) of the Internal Revenue Code, other than a governmental or church plan described in section 4975(g)(2) or (3) of the Internal Revenue Code) (each, a "plan") and on persons that are fiduciaries with respect to plans in connection with the investment of the assets of a plan. For purposes of this discussion, plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other plans are invested.

Governmental plans and, if they have not made an election under section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a plan, including investment prudence and diversification and compliance with the investing plan's governing documents. Section 406 of ERISA and section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and a "party in interest" (as defined in section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code) with respect to that plan, unless a statutory or administrative exemption exists. Parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Internal Revenue Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected plan for any losses realized by that plan or profits realized by those persons. In addition, if the owner or beneficiary of an individual retirement account engages in a prohibited transaction, the individual retirement account may be disqualified, which would result in adverse tax consequences to the owner or beneficiary of the account.

PLAN ASSET REGULATIONS

A plan's investment in the certificates may cause the underlying assets of the trust to be deemed assets of that plan. Section 2510.3-101 of the Department of Labor regulations (the "plan asset regulations") provides that when a plan acquires an "equity interest" in an entity, the assets of that plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. The plan asset regulations contain an exception from such plan asset rules if the security acquired by the plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934. It is anticipated that the class A-1 certificates will meet the criteria of the "publicly offered securities" exception and therefore plans can generally purchase the class A-1 certificates. There are no restrictions imposed on the transfer of class A-1 certificates; the class A-1 certificates are registered under Section 12(b) of the Securities Exchange Act of 1934; and the underwriter expects (although no assurance can be given) that the class A-1 certificates will be held by at least 100 beneficial owners at the conclusion of the offering. If the assets included in the trust are deemed to be plan assets, then any party exercising management or

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ERISA CONSIDERATIONS
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discretionary control regarding those assets, such as the trustee, or affiliates of any of these parties, may be deemed to be a fiduciary with respect to the investing plan and subject to the fiduciary responsibility provisions of ERISA. If the assets included in the trust are plan assets, then the operation of the trust may involve prohibited transactions under ERISA or the Internal Revenue Code. If you are the fiduciary of a plan, you should consult your counsel before purchasing any certificates.

PROHIBITED TRANSACTION EXEMPTIONS

In addition, regardless of whether the AOL Time Warner debentures of the trust are plan assets, the acquisition or holding of certificates by or on behalf of a plan could give rise to a prohibited transaction if the depositor, the underwriter, the trustee or one of their affiliates is or becomes a party in interest or disqualified person with respect to an investing plan. Plans maintained or contributed to by the depositor, underwriter, trustee, and the trustee of the AOL Time Warner debentures, or any of their affiliates, should not acquire or hold any certificate.

If you are a plan fiduciary, then, in connection with your decision whether to purchase any of the class A-1 certificates on behalf of a plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the Department of Labor:

- Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving plans and broker-dealers, reporting dealers and banks;

- Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and parties in interest or disqualified persons;

- Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a plan by a "qualified professional asset manager;"

- Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and parties in interest or disqualified persons; and

- Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a plan in class A-1 certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

In any event, a fiduciary or other person investing plan assets of any plan should not purchase any certificate if the depositor, the underwriter, the trustee, or the AOL Time Warner debentures trustee, or any of their affiliates, either (a) has investment discretion with respect to the investment of such assets or (b) has authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA with respect to the plan and any such purchase might result in a non-exempt prohibited transaction under ERISA or section 4975 of the Internal Revenue Code.

By acquiring and holding a class A-1 certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee, and the underwriter that the acquisition and holding of a class A-1 certificate does not involve a non-exempt prohibited transaction with respect to the plan.

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INSURANCE COMPANY GENERAL ACCOUNTS

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not plan assets. A Department of Labor regulation issued under section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets are plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be plan assets.

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998, or issued to a plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under section 401(c) of ERISA, may be treated as plan assets. In addition, because section 401(c) of ERISA and the regulation issued under section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as plan assets, invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

If you are a fiduciary for a plan and you intend to purchase class A-1 certificates on behalf of or with assets of that plan, you should consider your general fiduciary obligations under ERISA and consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of any prohibited transaction exemption in connection with that investment.

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Supplemental Plan of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated June --, 2002 (the "underwriting agreement"), the depositor has agreed to sell and UBS Warburg LLC, an affiliate of the depositor (the "underwriter"), has agreed to purchase, all the class A-1 certificates.

UBS Warburg LLC has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the class A-1 certificates if any of the class A-1 certificates are purchased.

The depositor has been advised by the underwriter that it proposes to offer the certificates from time to time in negotiated transactions or otherwise at a fixed price of $25.00. The underwriter may effect these transactions by selling certificates to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and any purchasers of certificates for whom it may act as agent. The underwriter and any dealers that participate with the underwriter in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The depositor has applied to list the class A-1 certificates on the New York Stock Exchange. If the application is approved, trading of the class A-1 certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates.

The underwriting agreement provides that the depositor will indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect of such liabilities. In the future, UBS Warburg LLC, or one or more of its affiliates may repurchase and resell the offered certificates in secondary market transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. However, neither UBS Warburg LLC nor any other affiliate of the depositor is obligated to make a secondary market in the certificates, or to continue secondary market activities once started. No assurance can be given as to the liquidity or trading market for the certificates. For more information about the plan of distribution, see "Plan of Distribution" in the attached prospectus.

Ratings

It is a condition to the issuance of the class A-1 certificates that the class A-1 certificates be rated not lower than Baa1 by Moody's and BBB+ by Standard & Poor's. The ratings address the likelihood that the holders of the class A-1 certificates will receive payments of principal equal to the certificate principal balance and payments of interest at the pass-through rate applicable to the class A-1 certificates, and are based primarily on the credit quality of the AOL Time Warner debentures, as well as on the relative priorities of each class of the certificates with respect to collections and losses with respect to the trust assets. The ratings on the certificates do not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the trust assets, the probability that call options will be exercised, or the corresponding effect of those events on the yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. We cannot assure you that the rating will not be lowered or withdrawn entirely by the rating agency in the future, which may adversely affect the value of your certificates.

RATINGS
--------------------------------------------------------------------------------

The depositor has not requested a rating on the certificates by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by Moody's and Standard & Poor's.

Legal Opinions

The validity of the certificates and their federal income tax status have been passed upon for the depositor and the trust by Sidley Austin Brown & Wood LLP, New York, New York.

--------------------------------------------------------------------------------

Index of Defined Terms

The following is an index of defined terms used in this prospectus supplement and the page where each definition appears.

DEFINED TERMS                                                    PAGE
------------------------------------------------------------------------
AOL Time Warner.............................................         S-4
AOL Time Warner debentures..................................         S-4
AOL Time Warner indenture...................................         S-5
AOL Time Warner prospectus..................................        S-20
AOL Time Warner prospectus supplement.......................        S-20
business day................................................        S-26
certificates................................................         S-2
class A-1 certificates......................................         S-2
class B-1 certificates......................................         S-2
closing date................................................         S-7
DTC.........................................................        S-27
ERISA.......................................................  S-14, S-42
final distribution date.....................................   S-8, S-26
Moody's.....................................................         S-4
option agent................................................  S-10, S-28
plan........................................................  S-14, S-42
plan asset regulations......................................        S-42
SEC.........................................................         S-1
Securities Act..............................................         S-1
Securities Exchange Act.....................................         S-1
specified currency..........................................         S-3
Standard & Poor's...........................................         S-4
underwriter.................................................        S-45
underwriting agreement......................................        S-45

PROSPECTUS
--------------------------------------------------------------------------------

[UBS AG LOGO]
                       CORPORATE ASSET BACKED CORPORATION

                                   DEPOSITOR
                                 $3,000,000,000
                                  CERTIFICATES
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE CERTIFICATES.

The certificates will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

We will describe the specific terms of your certificates, and of any other classes of certificates that are included in the same series, in a prospectus supplement that will be attached to this prospectus.

The depositor may form trusts from time to time as described in this prospectus.

EACH TRUST

- may periodically issue certificates in one or more series with one or more classes;

- will own a publicly tradable, fixed-income security or a pool of such securities; and

- may own other assets described in this prospectus and in the attached prospectus supplement.

THE CERTIFICATES

- will represent undivided beneficial ownership interests in the trust assets, and will be paid only from the trust assets;

- will be denominated in U.S. dollars or in one or more other currencies, and any payments to certificate holders may be payable in U.S. dollars or in one or more other currencies; and

- will be issued as part of a designated series that may include one or more classes of certificates.

THE CERTIFICATE HOLDERS

- will receive interest, principal and other payments from the assets deposited into the trust.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

                  THE DATE OF THIS PROSPECTUS IS JUNE 6, 2002.

--------------------------------------------------------------------------------

Table of Contents
--------------------------------------------------------------------------------

                                            Page
Important Notice about Information
  Presented in this Prospectus and the
  Applicable Prospectus Supplement........    1
Risk Factors..............................    2
Where You Can Find More Information.......    4
Incorporation of Documents By Reference...    4
Reports to Holders of Certificates........    4
The Depositor.............................    4
Use of Proceeds...........................    5
Formation of the Trusts...................    5
Description of the Certificates...........    6
  Nature of the Certificates..............    7
  Terms Specified in the Prospectus
    Supplement............................    7
  Distributions...........................    8
  Interest on the Certificates............    9
  Stripped Certificates...................   11
  Principal of the Certificates...........   12
  Foreign Currency Certificates...........   12
  Inability to Pay in Specified
    Currency..............................   12
  Indexed Certificates....................   13
  Multi-Currency Certificates.............   13
  Put Option..............................   13
  Transfers and Exchanges.................   13
  Global Securities; Holdings in Street
    Name..................................   14
Trust Liquidation Events..................   17
Maturity and Yield Considerations.........   17
Description of the Trust Assets, including
  Credit Support..........................   18
  Underlying Securities...................   18
  Principal Economic Terms of Underlying
    Securities............................   21

                                            Page
  Publicly Available Information..........   21
  Other Trust Assets......................   22
  Collections.............................   25
Description of the Trust Agreement........   27
  Assignment of Trust Assets..............   27
  Collection and Other Administrative
    Procedures............................   27
  Realization upon Defaulted Trust
    Assets................................   27
  Trustee's Compensation; Payment of
    Expenses..............................   28
  Matters Regarding the Trustee...........   28
  Remedies of Certificate Holders.........   28
  Modification and Waiver.................   29
  Reports to Certificate Holders;
    Notices...............................   30
  Annual Compliance Statement.............   31
  Replacement Certificates................   31
  Retained Interest.......................   32
  Retained Call Options and Retained Call
    Rights................................   32
  Termination.............................   32
  Duties of the Trustee...................   33
  The Trustee.............................   33
Currency Risks............................   34
  Exchange Rates and Exchange Controls....   34
  Foreign Currency Judgments..............   34
United States Federal Income Tax
  Consequences............................   35
Certain ERISA Considerations..............   35
Plan of Distribution......................   37
Legal Opinions............................   38
Index of Defined Terms....................   39

Important Notice about Information Presented in this Prospectus and the Applicable Prospectus Supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the applicable prospectus supplement, which will describe the specific terms of your series of certificates. See "Description of the Certificates--Terms Specified in the Prospectus Supplement" for a listing of the items that may be specified in the applicable prospectus supplement.

If the description of the terms of a particular series of certificates in this prospectus differ from those in the applicable prospectus supplement, you should rely on the description in the prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

--------------------------------------------------------------------------------

Risk Factors

In connection with your investment in the certificates of any series or class, you should consider, among other things, the following risk factors and any other risk factors described in the applicable prospectus supplement.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE APPLICABLE TRUST ONLY AND WILL NOT REPRESENT A RECOURSE OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the applicable trust only and will not represent a recourse obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and any other trust assets described in the applicable prospectus supplement. No other assets are available to make payments or distributions with respect to your certificates. None of the depositor, the trustee, the underwriters or any of their affiliates is obligated to make any payments in respect of your certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities and other trust assets as you would if you were investing directly in the underlying securities and other trust assets. The applicable prospectus supplement will provide the basic terms of the underlying securities and will refer you to publicly available information about the issuers of the underlying securities.

YOUR ABILITY TO MAKE AN INFORMED INVESTMENT DECISION MAY BE IMPEDED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about each issuer of underlying securities as if you were investing directly in that issuer and its securities. The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell certificates. See "Description of the Underlying Securities--Available Information" in the applicable prospectus supplement.

To the extent that an underlying securities issuer ceases to make information about itself and the underlying securities publicly available, your ability to make an informed decision to purchase or sell certificates could be impeded. The depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any underlying securities issuer (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of any underlying securities issuer, and
(c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus or the applicable prospectus supplement.

You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the underwriters or any of their affiliates.

RISK FACTORS
--------------------------------------------------------------------------------

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF CERTIFICATES.

A number of factors may affect the timing of any distribution with respect to any series or class of certificates and the yield that you realize on your investment in the certificates, including:

- the purchase price of your certificates;

- the performance of the related trust assets;

- the repurchase of the underlying securities by the issuer of the underlying securities;

- whether the maturity of your certificates is shortened as a result of any early redemption or repayment; and

- the manner and priority in which collections from the underlying securities and any other trust assets are allocated to each class of the series.

None of the depositor, the trustee, the underwriters or their affiliates can predict if or when a redemption or repayment of the underlying securities will occur. If the certificates are prepaid, your investment in the certificates and the underlying securities will have a shorter average maturity. If the certificates are prepaid when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of any series of certificates there will not be a public market for those securities. The underwriter may assist in resales of the certificates, but it is not obligated to do so. A trading market for the certificates may not develop. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment.

THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus and the applicable prospectus supplement, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the acceleration of the underlying security, the trust will dispose of or otherwise deal with the defaulted underlying security only in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or acceleration of an underlying security occurs, the trust agreement may provide that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.

THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The trust agreement that governs the terms of your certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be amended in a way that materially adversely affects your certificates if holders of certificates evidencing not less than the required percentage of votes specified in the trust agreement consent to the amendment. See "Description of the Trust Agreement--Modification and Waiver" in this prospectus.

Where You Can Find More Information

Each separate trust created by the depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the trustee files on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC concerning each trust (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; (c) if the applicable prospectus supplement specifies that the certificates are to be listed on the New York Stock Exchange, at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) if the applicable prospectus supplement specifies that the certificates are to be listed on the American Stock Exchange, at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; or
(e) at the offices of any other stock exchange on which the certificates are to be listed, as specified in the applicable prospectus supplement. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. We do not intend to send any financial reports to certificate holders, other than the reports described under "Reports to Holders of Certificates" below.

We filed a registration statement on Form S-3 relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information we file with it or that the trustee for each trust files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. You should read the applicable prospectus supplement to find out what information has been incorporated by reference to other documents.

Reports to Holders of Certificates

In relation to each distribution date, the trustee of each trust will prepare unaudited reports containing information concerning that trust. Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, the trustee of each trust will send these reports, on behalf of the trust, to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. If definitive certificates are issued, the trustee will send the reports to each registered holder. See "Description of the Certificates--Global Securities; Holdings in Street Name" and "Description of the Trust Agreement--Reports to Certificate Holders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The trustee will also file with the SEC, on behalf of each separate trust, periodic reports that are required under the Securities Exchange Act. These reports include Annual Reports on Form 10-K and Current Reports on Form 8-K that include basic information about transactions made by the trust, but not about the trustee or the depositor.

The Depositor

Corporate Asset Backed Corporation was incorporated in the State of Delaware on November 22, 1993, as a wholly-owned limited purpose subsidiary of Paine Webber Group Inc., and is now a wholly-owned subsidiary of UBS Americas Inc., successor by merger to Paine Webber Group Inc. UBS Americas Inc. is a wholly-owned subsidiary of UBS AG, a Swiss bank, which also owns UBS Warburg LLC and UBS PaineWebber Inc., the underwriters. The depositor will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities, issuing notes secured by, and certificates representing interests in, the trusts from time to time, acquiring, owning, holding, pledging and transferring assets (including underlying securities and other trust assets) in connection with the creation of a trust and in related activities. The depositor does not have, nor is it expected to have, any significant assets.

The principal executive office of the depositor is located at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, the net proceeds received from the sale of each series or class of certificates will be used by the depositor to pay expenses (including underwriting fees) associated with its business of creating trusts to issue notes and certificates, purchasing the related trust assets and obtaining or establishing any credit support, and, if specified in the applicable prospectus supplement, making required deposits into a reserve or other account for the benefit of the certificate holders of such series or class. We anticipate that any remaining net proceeds will be distributed to the depositor's sole shareholder, UBS Americas Inc., for its general corporate purposes.

Formation of the Trusts

A separate trust will be created to issue each series of trust certificates. Each trust will be a New York common law trust, a Delaware business trust, or a type of trust governed by the law of a jurisdiction specified in the applicable prospectus supplement. The depositor will assign to the trustee named in the applicable prospectus supplement, or the trustee on behalf of the trust will acquire, the trust assets for each series of certificates, in each case for the benefit of the holders of that series of certificates. See "Description of the Trust Agreement--Assignment of Trust Assets." The trustee named in the applicable prospectus supplement will hold on behalf of the trust legal title to the trust assets pursuant to a trust agreement and will receive a fee for its services. See "Description of the Trust Agreement--Trustee's Compensation; Payment of Expenses." The trustee will establish a collection account to hold any funds or other property of the trust. See "Description of the Trust Assets, including Credit Support--Collections."

The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets. The depositor and its affiliates will have no obligation to make any other payments or distributions with respect to the certificates.

Unless otherwise provided in the applicable prospectus supplement, the trust assets of each trust will consist of:

- underlying securities, contributed to the trust by the depositor or acquired by the trustee on behalf of the trust, excluding any interest in such securities (the "retained interest") or any repurchase right (the "retained call right") retained by the depositor or any other person;

- any credit support specified in the applicable prospectus supplement, as described in that prospectus supplement and in this prospectus under "Description of Trust Assets, including Credit Support -- Other Trust Assets -- Credit Support;" and

- any rights arising out of the underlying securities, the other trust assets and all proceeds of the underlying securities and the other trust assets.

--------------------------------------------------------------------------------

Description of the Certificates

The certificates are "pass-through" securities that represent equity ownership interests in the assets and rights held by the trust, subject to the obligations of the trust, if any. All proceeds of the assets and rights will be "passed through" to certificate holders, except to the extent required to satisfy the obligations of the trust, if any. The depositor will arrange for the offering of the certificates by each trust, and will either sell the trust assets to the trust, or will arrange for the trustee to acquire the trust assets directly on behalf of the trust, in each case in exchange for the proceeds of the issuance. The depositor will also arrange for any contractual credit support.

Generally, each trust will hold one or more kinds of bonds, notes or other fixed-income securities. In some cases, a trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of certificates from some or all of any losses that may be experienced on the trust assets. A trust may also enter into swaps, options or other derivative agreements that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments.

Each trust may issue one or more classes of certificates. The certificates will represent the right of their holders to receive distributions of the proceeds of the trust assets, including any credit support. If there is only one class of certificates, then all the certificates will share equally in the proceeds of the trust assets, including any credit support, until they have been paid in full. If there is more than one class, then holders of each class of certificates will have different rights. These differences may relate to the order in which holders are paid, the way in which income, losses and repayments of principal are allocated to the different classes, or other rights of the holders.

The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of the proceeds of the trust assets, including any credit support, that the holder is entitled to under his or her certificate. If losses are experienced on the trust assets -- for example, if the issuer of an underlying security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make -- then the trust will not be able to pass through the relevant payments to the holders and may not be able to pay all the amounts due under the certificates. If a trust issues only one class of certificates, then all the holders will share these losses equally. If it issues more than one class, then the losses may be allocated differently among the classes.

Each series of certificates will be issued pursuant to a separate trust agreement between the depositor and the trustee named in the applicable prospectus supplement. A form of trust agreement is attached as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the trust agreement relating to a particular prospectus supplement may vary depending upon the nature of the certificates to be issued, the nature of the trust assets and any credit support.

The depositor's affiliates may purchase certificates at any time and at any price in the open market or otherwise.

We have been informed that, under the rules, regulations and procedures followed by DTC and its operations, DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose DTC account the relevant certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of the certificates evidence the specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of certificates evidence the voting rights authorize conflicting action.

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

The following summaries describe provisions of the trust agreement that may be applicable to a series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description contained in this prospectus. The following summaries are not complete and are subject to the detailed provisions of the form of trust agreement, which should be reviewed for a full understanding of the trust agreement and for other information regarding the certificates. When we discuss any series, the term "certificate" refers to all the certificates of that series, whether or not we are offering those certificates, unless the context otherwise requires.

A copy of the trust agreement for each series in the form executed by the depositor and the trustee will be filed with the SEC by the trustee as an exhibit to a current report on Form 8-K following the issuance of the series.

NATURE OF THE CERTIFICATES

There is no limit on the amount of certificates that may be issued under a trust agreement. A trust agreement may provide that certificates will be issued in multiple classes. The series or classes of certificates to be issued under a trust agreement will represent the entire beneficial ownership interest in that trust, and each class will be allocated a specified priority to receive collections from, and a specified ownership interest of the assets deposited in, the trust, all as identified and described in the applicable prospectus supplement. The certificates represent the right to receive distributions in respect of the certificate principal balance of the certificate and interest payments at the specified pass-through rate. The distributions will be made out of, and will be limited to, the proceeds of the trust assets. See "Description of the Trust Assets, including Credit Support -- Collections."

Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they technically do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, we will designate the amount of "principal" to which you are entitled as the certificate principal balance of your certificate, and we will generally designate distributions that represent a return of your initial investment as "principal," and we will designate distributions that represent the yield on your investment as "interest," in accordance with customary market practice.

TERMS SPECIFIED IN THE PROSPECTUS SUPPLEMENT

Each of the following terms and conditions will be described in the applicable prospectus supplement for the series or classes of certificates in respect of which this prospectus and the applicable prospectus supplement are being delivered:

- the title of the certificates;

- the series designation of the certificates and, if applicable, the number and designation of classes within the series;

- the type, characteristics and specifications of the trust assets being acquired by the trustee on behalf of the trust, or deposited by the depositor into the related trust and, if any issue of underlying securities represents a significant portion of the trust assets and any related credit support at the time of the acquisition or deposit, information about the terms of that issue of underlying securities, the identity of its issuer and where you may obtain publicly available information about the issuer;

- the stated or maximum aggregate certificate principal balance or notional amount, as applicable, of each class of certificates;

DESCRIPTION OF THE CERTIFICATES
--------------------------------------------------------------------------------

- the dates on which or periods during which the series or classes may be issued (each, an "original issue date") and their offering price;

- if applicable, the relative rights and priorities of each class, including the method for allocating collections from and losses on the trust assets to the holders of each class of certificates;

- whether the certificates of the series or class are fixed rate certificates or floating rate certificates and the applicable interest rate (the "pass-through rate") for each class, including the applicable rate, if fixed (a "fixed pass-through rate"), or the method of calculating the interest rate, if variable (a "variable pass-through rate"); the date or dates from which the interest will accrue; and the applicable distribution dates on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related record dates;

- any option of the depositor or another third party to purchase or repurchase any underlying securities or the certificates and the periods within which or the dates on which, and the terms and conditions upon which, the option may be exercised, in whole or in part;

- the denominations in which the series or class will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

- whether the certificates of any class will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
  (b) interest distributions, with disproportionate, nominal or no principal distributions (in each case, "stripped certificates"), and the applicable terms of those certificates;

- whether the certificates of the series or of any class within the series will be issued in the form of one or more global securities and, if so, the identity of the securities depositary, if not The Depository Trust Company, for the global security or securities;

- if a temporary certificate is to be issued with respect to the series or any class within the series, whether any interest distributable on a distribution date prior to the issuance of a permanent certificate for the series or class will be credited to the account of the entitled persons on that distribution date;

- if a temporary global security is to be issued with respect to the series or class, the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive certificates for the series or class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive certificates for the series or class;

- the currency in which the certificates of the series or class are payable ("the specified currency"), if other than U.S. dollars;

- the voting rights of the series or class, including the manner of voting and the percentages required with respect to particular matters; and

- any other terms of the series or class.

Unless otherwise indicated in the applicable prospectus supplement, certificates of each series that we are offering will be issued only as registered certificates in denominations of $1,000 and any multiple of $1,000 and will be payable only in U.S. dollars.

DISTRIBUTIONS

Distributions allocable to principal, premium, if any, and interest on the certificates of each series or class will be made in the specified currency for those certificates by or on behalf of the trustee on each

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distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "determination date").

If the specified currency for a given series or class is other than U.S. dollars, the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate into U.S. dollars in the manner described under "-- Foreign Currency Certificates" below. However, the holder of a certificate of a given series or class denominated in a specified currency other than U.S. dollars may elect to receive all distributions in respect of the certificate in the specified currency by delivering a written notice to the trustee for the series not later than 15 calendar days prior to the applicable distribution date, except under the circumstances described under "-- Inability to Pay in Specified Currency" below. Each election will remain in effect until revoked by written notice to the trustee, as long as the trustee receives the notice not later than 15 calendar days prior to the applicable distribution date.

Except as provided in the following paragraph, distributions with respect to certificates will be made at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement. However, any amounts distributable on the final distribution date of a certificate will be distributed only upon surrender of the certificate at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement.

Distributions on certificates in U.S. dollars will be made on each distribution date to each certificate holder of record on the immediately preceding record date by wire transfer, in immediately available funds, to the account of such certificate holder at a bank or other entity having appropriate facilities to receive wire transfer payments, if the trustee for the series received appropriate written instructions at least five business days prior to such distribution date, or, if not, by check mailed to the corresponding certificate holder at its address of record. As described under "-- Global Securities; Holdings in Street Name" below, distributions on certificates represented by a global security will be made to the depositary or its nominee, as holder of the global security. Furthermore, any certificate holder that elects to receive payments in a specified currency other than U.S. dollars (as provided above) will receive those payments by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The holder of a certificate must provide appropriate wire transfer instructions to the trustee for the series together with the holder's election to receive payments in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, "business day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in (1) The City of New York or (2) if the specified currency for the certificate is other than U.S. dollars, the financial center of the country issuing the specified currency and (b) if the pass-through rate for such certificate is based on LIBOR, a London banking day. "London banking day" with respect to any certificate means any day on which dealings in deposits in the specified currency of the certificate are transacted in the London interbank market. The record date with respect to any distribution date for a series or class of certificates will be specified as in the applicable prospectus supplement.

INTEREST ON THE CERTIFICATES

Except for classes of stripped certificates described in the applicable prospectus supplement, each class of certificates of a given series may have a different pass-through rate, which may be a fixed or variable pass-through rate, as described below. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate will be expressed as a rate per annum on a simple interest basis. In the case of stripped certificates with no or, in some cases, a nominal certificate principal balance,

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distributions of interest ("stripped interest") may be paid as described under
"-- Stripped Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, distributions of interest with respect to a series or class of certificates that are issued between a record date and the related distribution date will be made on the next distribution date, for the period beginning on the issue date for the series or class and ending on the last day of the interest accrual period ending immediately prior to or on that distribution date.

FIXED RATE CERTIFICATES
Each series or class of certificates with a fixed pass-through rate ("fixed rate certificates") will bear interest on its outstanding certificate principal balance from time to time, from its original issue date, or from the last date to which interest has been paid, at the fixed pass-through rate stated in the applicable prospectus supplement until the principal balance is distributed or made available for distribution. If so specified in the applicable prospectus supplement, the pass-through rate for a class may be subject to adjustment from time to time in response to designated changes in the rating assigned to that class or series by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. Interest on each series or class of fixed rate certificates will be distributed in arrears on each distribution date specified in the applicable prospectus supplement. Each distribution of interest will include interest accrued through the day specified in the applicable prospectus supplement. Interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE CERTIFICATES
Each series or class of certificates with a variable pass-through rate ("floating rate certificates") will bear interest on its outstanding certificate principal balance from its original issue date to the first interest reset date for such series or class at the initial pass-through rate set forth in the applicable prospectus supplement. Thereafter, the pass-through rate on such series or class for each interest reset period will be determined by reference to an interest rate basis (the "base rate"), plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "base rate" may be the London interbank offered rate ("LIBOR"), the commercial paper rate, the Treasury rate, the Federal Funds rate, the certificate of deposit rate, or another base rate specified in the applicable prospectus supplement. The "spread" is the number of basis points specified in the applicable prospectus supplement as being applicable to the series or class. One basis point equals one one-hundredth of a percentage point. The "spread multiplier" is the percentage specified in the applicable prospectus supplement as being applicable to the series or class. If so specified in the applicable prospectus supplement, the spread or spread multiplier on a series or class of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to that series or class by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. The applicable prospectus supplement will specify the base rate, any spread and any spread multiplier that are applicable to a floating rate certificate.

If specified in the applicable prospectus supplement, floating rate certificates of a series or class may also have: (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("maximum pass-through rate"), and (b) a minimum limitation, or floor, on the rate at which interest may accrue during the interest accrual period ("minimum pass-through rate"). In addition, the pass-through rate applicable to floating rate certificates may never be higher than the maximum rate permitted by applicable New York and United States federal law, which, as of May 2002, was 16%.

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The trustee may appoint agents selected by the depositor (each, a "calculation agent") to calculate pass-through rates on each class of floating rate certificates. The applicable prospectus supplement will identify the calculation agent. All determinations of interest by the calculation agent, if any, and otherwise by the trustee will, in the absence of manifest error, be conclusive for all purposes and binding on the depositor, the relevant trust and the holders of certificates of the relevant series.

The pass-through rate on each class of floating rate certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable prospectus supplement. The period between each resetting of the pass-through rate on a class is called an "interest reset period" for that class, and the first day of each interest reset period is called an "interest reset date." The interest reset dates with respect to each series or class will be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate for the 10 days immediately prior to the scheduled final distribution date will be the rate in effect on the 10th day preceding such scheduled final distribution date. If an interest reset date for any class of floating rate certificates would otherwise be a day that is not a business day, the interest reset date will occur on a prior or succeeding business day as specified in the applicable prospectus supplement.

Interest payable in respect of any series or class of floating rate certificates will be distributed in arrears on the distribution dates specified in the applicable prospectus supplement and will be equal to the accrued interest from and including the original issue date of such series or class or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

Accrued interest on a floating rate certificate will be calculated by multiplying the outstanding certificate principal balance by an accrued interest factor (the "accrued interest factor"). The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day will be computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement. For purposes of making this calculation, the variable pass-through rate in effect on any interest reset date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the pass-through rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculations will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

Upon the request of the holder of any floating rate certificate, the calculation agent will provide the pass-through rate then in effect and, if it has been determined, the pass-through rate that will become effective on the next interest reset date with respect to the floating rate certificate.

STRIPPED CERTIFICATES

Each class of stripped certificates will be entitled to interest in an amount described in the applicable prospectus supplement. Accrued interest on a stripped certificate with no principal balance, or a nominal principal balance, will be calculated by multiplying the notional amount specified in the applicable prospectus supplement by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement.

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For purposes of the stripped certificates, "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on stripped certificates will be made on each distribution date. Reference to the notional amount of a class of stripped certificates does not indicate that such certificates represent the right to receive any distributions in respect of principal in such amount; rather, the term "notional amount" is used solely as a basis for calculating the amount of required interest distributions and determining relative voting rights, all as specified in the applicable prospectus supplement.

PRINCIPAL OF THE CERTIFICATES

Unless otherwise specified in the applicable prospectus supplement, each certificate that is not an interest-only stripped certificate will have a "certificate principal balance" that, at any time, will equal the maximum amount of principal that the holder will be entitled to receive out of the future cash flow on the trust assets. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to the distribution (in the manner and priority specified in the applicable prospectus supplement) until the aggregate certificate principal balance of the class or classes has been reduced to zero. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of that class. The outstanding certificate principal balance of a certificate of any class will be reduced to the extent of distributions of principal and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any trust asset ("realized losses") allocated to that class as a result of the inability to collect from the issuer of the underlying securities the full amount of payments of principal due in respect of the underlying securities, or from the obligor under any other trust assets payment in full of the amount due under the other assets. The initial aggregate certificate principal balance of each series and each class will be specified in the applicable prospectus supplement.

Stripped certificates with no certificate principal balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

If the specified currency of any certificate is not U.S. dollars, the applicable prospectus supplement will specify the permissible denominations of the certificates, the currency or currencies in which the principal and interest of the certificates are to be paid and any other material terms and conditions applicable to the certificates.

INABILITY TO PAY IN SPECIFIED CURRENCY

Except as described below, if distributions in respect of a certificate are required to be made in a specified currency other than U.S. dollars and the currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor's control, or if the currency is no longer used by the government of the country that issued the currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of the certificate will be made in U.S. dollars until the currency is again available or used. The amounts payable on any date in the affected currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency, or as otherwise indicated in the applicable prospectus supplement.

All of these determinations will be made by the trustee in its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of affected certificates.

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INDEXED CERTIFICATES

A series of certificates ("indexed certificates") may have principal (the "indexed certificate principal balance") and/or interest (the "indexed interest") determined by reference to:

- the rate of exchange between the specified currency for the certificate (or any other currency) and another currency (the "indexed currency") or the difference in the prices of a specified commodity (the "indexed commodity") on different dates;

- the difference in the levels of a specified stock or bond index (the "stock index" or the "bond index") which may be based on U.S. or foreign stocks or bonds, on different dates; or

- another objective price (including an individual security) or economic measure described in the applicable prospectus supplement.

The manner of determining the indexed certificate principal balance or indexed interest of an indexed certificate, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in the determination, will be set forth in the applicable prospectus supplement, together with any information concerning tax consequences to the holders of such indexed certificates. If certificates offered to the public are issued with an indexed certificate principal balance, the investment grade rating of the certificates will address both (a) the likelihood that a certificate holder will receive the indexed certificate principal balance, and (b) the likelihood that payment of the indexed certificate principal balance will result in a return of the full amount of the certificate holder's investment. Certificates will not be offered to the public with an investment grade rating that addresses merely the likelihood of a certificate holder receiving the indexed certificate principal balance, without regard to whether receiving such amount could result in an economic loss.

Except as otherwise specified in the applicable prospectus supplement, interest on an indexed certificate will be payable based on the amount designated as the "face amount" of the indexed certificate in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the "face amount" will be the certificate principal balance of the related indexed certificate that would be payable upon redemption or repayment prior to the stated maturity date, the indexed principal balance of the indexed certificate at the time of redemption or repayment, or another amount described in the prospectus supplement.

MULTI-CURRENCY CERTIFICATES

Certificates ("multi-currency certificates") of a series or class for which payments of principal and/or interest will be made in more than one currency may be issued, and rates of exchange will be calculated, as indicated in the certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to multi-currency certificates will be set forth in the certificates and the applicable prospectus supplement.

PUT OPTION

If specified in the applicable prospectus supplement, a holder may put certificates of a given series or class to the depositor or a third party. The terms upon which a holder may put its certificates (including the price) will be specified in the applicable prospectus supplement.

TRANSFERS AND EXCHANGES

Unless otherwise specified in the applicable prospectus supplement, certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the

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applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust) subject to limitations provided in the applicable trust agreement, including the requirement that global certificates may be transferred only as a whole to nominees of the depositary, and representations and indemnities from the holders of the certificates in connection with lost, destroyed or mutilated certificates. Such transfers or exchanges will be made free of any service charge (except in the case of lost, destroyed or mutilated certificates), but the holder must pay any tax or governmental charge payable in connection with the transfer and exchange. See "Description of the Trust Agreement--Replacement Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, the trustee will serve as transfer agent and registrar for the purpose of registering each series or class of certificates and any transfers or exchanges of certificates.

GLOBAL SECURITIES; HOLDINGS IN STREET NAME

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series or class will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or another depositary identified in the applicable prospectus supplement (the "depositary"), and will be registered in the name of a nominee of the depositary. Global securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual certificates it represented (each a "definitive certificate"), a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective certificate principal balances or notional amounts of the individual certificates represented by the global security to the accounts of its participants. The accounts to be credited will be designated by the underwriters of the certificates, or, if the certificates are offered and sold directly through one or more agents, by the depositor or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security or by participants or persons that hold through participants. The

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laws of some states require that some purchasers of securities take physical delivery of the securities. The limitations on the ownership of beneficial interest and these state laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the holder of the global security, the depositary or the nominee, as the case may be, will be considered the sole holder of the individual certificates represented by the global security for all purposes. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of individual certificates and will not be considered to be the holder of the certificates under the trust agreement. Because the depositary can act only on behalf of its participants, the ability of a beneficial owner of any certificate to pledge that certificate to persons that do not participate in the depositary's system, or otherwise to act with respect to such certificate, may be limited due to the lack of a physical certificate for the certificate.

Distributions of principal of, and any premium and interest on, individual certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. None of the depositor, the trustee for such certificates, any paying agent or the registrar for the certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for certificates of a given class and series, upon receipt of any distribution or payment in respect of a global security representing any of such certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices and will be the responsibility of the participants.

If the depositary for certificates of any series or class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 90 days, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing the certificates. In addition, the trustee will issue definitive certificates if any underlying securities issuer evidencing more than 10% of the aggregate principal amount of the underlying securities suspends its Securities Exchange Act reporting requirements at a time when the reporting requirements with respect to the certificates have not been suspended or terminated. In that event, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing such certificates. In any such instance, an owner of a beneficial interest in a global security (or the participant through which it holds its interest) will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal balance to the beneficial interest and to have such definitive certificates registered in its name. Any individual definitive certificates of the class will be issued in definitive form as registered certificates in the minimum denominations and integral multiples of such minimum denominations as specified in the applicable prospectus supplement.

If the certificates cease to be held in the form of a global security, or if the certificates are issued initially in non-global or definitive form, investors may choose to hold their certificates in their own names or in "street name." Certificates held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those certificates through an account that he or she maintains at the institution.

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For certificates held in street name, only those intermediary banks, brokers and other financial institutions in whose names the certificates are registered will be recognized as the holders of those certificates and the trust will make all payments on those certificates to those institutions. The depositor expects that these institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or are otherwise legally required to do so. Investors who hold certificates in street name will be indirect holders of the certificates.

The applicable prospectus supplement will describe any material terms of the depositary arrangement with respect to any class or series of certificates to the extent not described above.

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

Trust Liquidation Events

Each prospectus supplement will contain information with respect to any events that may lead to liquidation of the trust assets, the method of liquidation of the trust assets and applicable trust and distribution of the proceeds of the trust assets to the holders of certificates subject to the priorities set forth in the applicable prospectus supplement, as well as remedies, if any, of the certificate holders upon the occurrence of any of these events.

Maturity and Yield Considerations

Each prospectus supplement will contain information with respect to the type of underlying securities deposited in the related trust, their maturities and the terms, if any, upon which the underlying securities may be subject to early redemption, early repayment, amortization, acceleration or extension of maturity. Early redemption may be at the option of an underlying securities issuer or a third party or may be mandatory upon the occurrence of specified events. Generally, payment on the underlying securities may be accelerated if the issuer of the securities defaults under the terms of the underlying securities.

The maturity and yield of any class or series of certificates may be affected by optional or mandatory early redemption, early repayment, amortization, acceleration or extension of maturity of the underlying securities or a call option on the certificates or trust assets. Furthermore, early redemption, repayment, amortization or acceleration of payment on the underlying securities will reduce the weighted average life of the underlying securities and the related certificates. Extension of maturity of the underlying securities will increase the weighted average life of the underlying securities and the related certificates.

Tax, accounting, economic and other factors, including factors specific to the particular issuer, will influence whether an underlying securities issuer or third party exercises a right of redemption, repurchase or extension of maturity in respect of its securities. The extent of any redemptions may be influenced by prepayments on the obligations that secure or back an issue of underlying securities. Other things being equal, if prevailing interest rates fall significantly below the interest rates on the underlying securities, the likelihood of redemption would be expected to increase. We cannot assure you, however, that a redeemable underlying security will in fact be repaid prior to its stated maturity.

We cannot predict the probability of negative developments affecting any underlying security.

If the certificates are purchased at a discount, their yield to maturity will be reduced by slower than expected payments on the trust assets. If the certificates are purchased at a premium, faster than expected payments will reduce their yield.

If the pass-through rate for any series or class of certificates is based on variable or adjustable interest rates, the yield to maturity of the certificates will be reduced if such variable or adjustable interest rates fall. If any series or class of certificates represents an interest in a pool of underlying securities of different issuers, disproportionate principal payments on underlying securities having higher than average interest rates will reduce the yield on the certificates.

The applicable prospectus supplement for each class or series of certificates will provide additional information regarding yield and maturity considerations applicable to that class or series and the related trust assets, including the underlying securities.

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Description of the Trust Assets, including Credit Support

UNDERLYING SECURITIES

The trust assets for a given series of certificates will not constitute trust assets for any other series or class of certificates. The certificates of each class of a given series will possess an equal and ratable interest in the trust assets for that class. The applicable prospectus supplement may, however, specify that assets constituting trust assets for a given series may be beneficially owned solely by, or deposited solely for the benefit of, one or more classes within such series. In that event, the other classes of that series will not possess any beneficial ownership interest in those specified assets.

Each certificate will represent an ownership interest, as specified for the series or class of certificates, in (a) a designated publicly tradable fixed-income security or a pool of such securities (the "underlying securities"), that are purchased either by the trustee on behalf of the trust or by the depositor (or its affiliates), in the secondary market and deposited into a trust as described in the applicable prospectus supplement, and (b) any other assets related or incidental to the underlying securities, purchased and deposited into a trust either by the trustee on behalf of the trust or by the depositor (or its affiliates). All such other assets for any given series, together with the underlying securities, and any assets obtained through foreclosure or settlement, are referred to as the "trust assets."

A fixed-income security is "publicly tradable" if it has been registered under the Securities Act of 1933 (the "Securities Act") or is exempt from registration. Any underlying securities that are corporate securities, trust preferred securities or foreign government securities and that represent 10% or more of the principal amount of the underlying securities with respect to any series of certificates are referred to as "concentrated underlying securities."

The underlying securities will consist of one or more of the following:

PRIVATE SECTOR SECURITIES
Private sector securities will consist of corporate securities, trust preferred securities and asset-backed securities:

- Corporate securities consist of senior or subordinated debt obligations, or investment grade term preferred stock, consisting of one or more of the types of securities described below. Corporate securities may consist of:

     - Publicly tradable fixed-income securities of one or more banks, insurance companies or other corporations or entities organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC or (for some depository institutions) with a federal bank or thrift regulatory agency. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form S-3 at the time the certificates are offered.

     - Publicly tradable fixed-income securities of one or more foreign private issuers (as defined in Rule 405 under the Securities Act) that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form F-3 at the time certificates are offered.

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- Trust preferred securities are publicly tradable preferred equity securities issued by one or more trusts or other special purpose legal entities established for the purpose of issuing common and preferred equity securities and investing the proceeds in subordinated debt obligations of issuers that are subject, or are wholly-owned subsidiaries of parent companies that are subject, to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. In the case of these wholly-owned subsidiaries, the parent companies will have fully and unconditionally guaranteed those obligations on a subordinated or non-subordinated basis. If any of these trust preferred securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the guarantor with respect to the trust preferred securities is eligible to make a primary offering of common stock on Form S-3 or Form F-3 at the time the certificates are offered.

  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trust's principal assets. Trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and these dividends and interest payments generally are due on or about the same date.

- Asset-backed securities are publicly tradable asset-backed notes or pass-through certificates issued by one or more trusts or other special purpose legal entities with at least $75,000,000 in outstanding securities held by non-affiliates. Asset-backed notes are secured by, and asset-backed pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets will consist primarily of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, inventory loans, equipment leases and other assets that by their terms convert into cash within a limited time period. Asset-backed notes generally are issued pursuant to indentures and asset-backed pass-through certificates generally are issued pursuant to pooling and servicing agreements or trust agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. These servicing agreements, indentures, pooling and servicing agreements and trust agreements collectively are referred to as "asset-backed agreements."

Asset-backed securities deposited as underlying securities will be issued by a trust or other special purpose legal entity that at the time the underlying asset-backed securities are issued (a) is subject to the informational requirements of the Securities Exchange Act and (b) files reports and other information with the SEC.

DOMESTIC GOVERNMENT SECURITIES
Domestic government securities will consist of Treasury securities and GSE securities.

- Treasury securities are securities issued or guaranteed by the United States of America, or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

- GSE securities are fixed-income securities issued or guaranteed by one or more of the following U.S. government sponsored entities ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent these obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. These securities generally are exempt from registration under the Securities Act and are not required to be registered under the Securities Exchange Act. Securities issued or guaranteed by any GSE will be included in a trust only if the organization makes publicly available its annual report including financial statements or similar financial information with respect to the organization. Unless otherwise specified in the applicable prospectus supplement, GSE securities are not guaranteed

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  by the United States of America and do not constitute a debt or obligation of the United States of America or any of its agencies or instrumentalities other than the applicable GSE.

FOREIGN GOVERNMENT SECURITIES
Foreign government securities are publicly tradable obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality.

MULTILATERAL BANK ISSUERS
A trust may own obligations of one or more multilateral bank issuers. A "multilateral bank issuer" means any one of the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

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PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

The applicable prospectus supplement will disclose the name of each underlying securities issuer with respect to the applicable series of certificates. In addition, the applicable prospectus supplement will include a description of the following terms, as applicable, of any concentrated underlying security:

- the title and series of the underlying securities and their aggregate principal amount, denomination and form;

- whether the underlying securities are senior or subordinated to any other obligations of the underlying securities issuer;

- whether the underlying securities are secured or unsecured and, if secured, the nature of any collateral;

- the dates on which, or the range of dates within which, the principal of (and any premium on) the underlying securities will be payable;

- the rate or rates, or the method of determining the rate or rates, at which the underlying securities will bear interest, if any ("underlying securities rate"); the date or dates from which the interest will accrue ("underlying securities interest accrual periods"); and the dates on which the interest will be payable ("underlying securities payment dates");

- the obligation, if any, of the underlying securities issuer to redeem the underlying securities pursuant to any sinking fund or analogous provisions, or the option of a holder, and the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed or repurchased, in whole or in part, pursuant to the underlying securities;

- the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed, if applicable, in whole or in part, at the option of the underlying securities issuer;

- whether the underlying securities were issued at a price lower than their principal amount (other than by a de minimis amount);

- if other than U.S. dollars, the foreign currency in which the underlying securities are denominated, or in which payment of the principal of and any premium or interest on the underlying securities will be made (the "underlying securities currency"), and the circumstances, if any, when the underlying securities currency may be changed; and

- any rating of the underlying securities by a securities rating agency.

If a trust is comprised of a pool of underlying securities, the applicable prospectus supplement will, to the extent applicable, describe the composition of the underlying securities pool as of the date that is specified in the applicable prospectus supplement as the cut-off date (the "cut-off date") or closing date (the "closing date"), whichever is applicable to that pool, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms listed above.

PUBLICLY AVAILABLE INFORMATION

In addition to the foregoing, the applicable prospectus supplement will describe, with respect to each concentrated underlying securities issuer, the existence and type of financial reporting information that is made publicly available by the underlying securities issuer. The prospectus supplement will also disclose where and how prospective purchasers of the certificates may obtain the publicly available

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information. This information will typically consist of the underlying securities issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the underlying securities issuer identified in the applicable prospectus supplement.

OTHER TRUST ASSETS

In addition to the underlying securities, the trustee on behalf of the trust or the depositor may also acquire and deposit into a trust other assets related or incidental to the underlying securities or necessary to provide the certificates with their desired economic terms. Furthermore, the trustee, on behalf of the trust, and to the extent described in the applicable prospectus supplement, may enter into hedging contracts and other derivative agreements. The applicable prospectus supplement will, to the extent appropriate, contain disclosure with respect to the trust assets other than the underlying securities that is analogous to the disclosure provided with respect to the underlying securities.

SWAPS, CAPS, FLOORS, OPTIONS, FORWARD CONTRACTS AND CREDIT DERIVATIVES
Any derivative agreements that are included in the trust assets may include, but are not limited to, puts, calls, interest rate, currency, securities, commodity and credit swaps, total return swaps, credit default swaps, caps, floors, collars and options, forward contracts and structured securities with embedded derivatives. Some of the main categories of hedging contracts and derivative agreements that may be deposited into a trust are described below.

The applicable prospectus supplement will specify the amount, type and other relevant terms of each derivative agreement with respect to any such series or class and information with respect to the derivatives counterparties, including financial information with respect to any counterparty providing 20% or more of the cash flow of that series or class, unless the counterparty is subject to the informational requirements of the Securities Exchange Act, in which case this information will be incorporated by reference to the counterparty's public filings under the Securities Exchange Act.

SWAPS
Swaps involve the trust's exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices, based on a notional principal amount (that is, a reference amount with respect to which such obligations are determined). An example of a swap is an exchange of floating rate interest payments for fixed rate payments. For many types of swaps, no actual exchange of principal occurs, although currency swaps and some other types of swaps involve exchanges of the notional amount at the beginning and end of the transactions. Periodic payments in the same currency due on the same date under the same swap transaction are generally netted so that the party owing the greater aggregate amount pays the difference to the party owing the lesser aggregate amount.

CAPS AND FLOORS
To the extent that a specified rate, price, yield or return exceeds a predetermined level, the purchaser of a cap is entitled to receive payments in the amount of the excess, computed by reference to a notional principal amount, from the party selling the cap. To the extent that a specified rate, price, yield or return declines below a predetermined level, the purchaser of a floor is entitled to receive payments in the amount of the decline computed by reference to a notional principal amount from the party selling the floor.

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OPTIONS
The purchaser of a call option is entitled to purchase the asset that is subject to the call option at the predetermined strike price. The purchaser of a put option is entitled to require the issuer of the put option to purchase the asset that is subject to the put option at a predetermined strike price. Options are sold on various securities, such as bonds, equities, currencies and commodities. Options can be structured as securities, such as warrants, or can be embedded in securities. Commodity-linked or equity-linked bonds are securities with embedded option characteristics. Options may be settled by physical delivery or cash payment.

FORWARD CONTRACTS
Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Forward contracts may also be embedded in other instruments such as notes or warrants.

CREDIT DERIVATIVES
Credit derivatives involve swap and option contracts designed to permit a party to assume or lay off credit risk on loans, debt securities or other assets (the "reference assets"), or in relation to a particular company, organization or country (the "reference entity"), without being required to actually purchase or sell the reference assets. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events relating to the referenced assets or reference entity. If a specified credit event occurs, the trust may be entitled to receive payments from, or may be required to make payments to, the swap counterparty, generating either a loss or a gain for the trust under the credit derivative transaction under which the credit event occurred.

Under a credit default swap agreement in which the trust acts as "protection seller," for example, the trust would agree, in return for a fee, to assume the payment default or other credit risk on a security, loan or other payment obligation that is not owned by the trust (a "reference obligation") or on the obligations of a reference entity generally. If a payment default or other specified credit event occurs with respect to the reference obligation or reference entity, the trust would suffer a loss. This would result from (a) a provision requiring the trust to pay the counterparty the difference between the face amount of a reference obligation and its then current market value, which difference the trust would have to pay from the proceeds of the sale of some or all the trust assets, (b) a provision requiring the trust to pay the face amount of the reference obligation to the counterparty in exchange for physical delivery to the trust of the reference obligation, which would then either be distributed in kind to certificate holders or sold (and the proceeds distributed) or (c) other provisions set forth in the applicable prospectus supplement with similar economic effect. Similarly, if so provided in the applicable prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a reference obligation for a predetermined price upon the occurrence of a payment default by, or other specified credit event with respect to, the issuer of the reference obligation, thus assuming the risk of loss on the reference obligation.

Reference obligations will be securities of the same types as the underlying securities described in this prospectus, or will be loans made to, or other payment obligations of, entities whose debt obligations are eligible to be underlying securities. The applicable prospectus supplement will include information regarding reference obligations and their issuers that is analogous to that provided with respect to underlying securities.

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CREDIT SUPPORT
As specified in the applicable prospectus supplement, the trust assets for a series or class of certificates may include, or the holders of any series or class may have the benefit of, credit support. Credit support may be provided by any combination of the following means or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust assets include, or the holders of the series or class have the benefit of, credit support. If so, it will specify the amount, type and other relevant terms of each element of credit support with respect to any such series or class and information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of that series or class, unless the obligor is subject to the informational requirements of the Securities Exchange Act.

Any forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificate holders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the unsupported classes of the certificates of such series.

SUBORDINATION
As discussed below under "--Collections," the rights of the holders of a class of certificates to receive collections from the relevant trust and any credit support obtained for the benefit of the holders of a class may be subordinated to the rights of the holders of one or more other classes of that series to the extent described in the applicable prospectus supplement. Subordination accordingly provides some additional credit support to holders of the more senior classes. For example, if losses are realized during a given period on the trust assets such that the collections received on the trust assets are insufficient to make all distributions on the certificates of the series, those realized losses will be allocated to the holders of the class or classes of that series that are subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if the applicable prospectus supplement says so, some amounts otherwise payable to holders of any class that is subordinated may instead be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

LETTER OF CREDIT; FINANCIAL GUARANTY INSURANCE POLICY
The holders of any series or class may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank (a "letter of credit bank") or a financial guaranty insurance policy or policies issued by a financial guaranty insurance company (an "insurer"). In either case, the trustee or other person specified in the applicable prospectus supplement will use reasonable efforts to cause the letter of credit or the insurance policy, as the case may be, to be obtained, to be kept in full force and effect (unless coverage has been exhausted through payment of claims) and to timely pay the related fees or premiums unless, as described in the applicable prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or other person specified in the applicable prospectus supplement will make, or cause to be made, draws under the letter of credit or the insurance policy, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the insurance policy will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will describe the manner, priority and source of funds by which any draws are to be repaid.

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If specified in the applicable prospectus supplement, if the letter of credit bank or the insurer ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or insurance policy, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any insurer, as applicable, will continue to satisfy such requirements or that it will be possible to obtain any such substitute letter of credit, insurance policy or similar credit enhancement that provides equivalent coverage for the same cost. To the extent it is not available, the credit support otherwise provided by the letter of credit or the insurance policy (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or insurance policy.

RESERVE ACCOUNTS
If provided in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the applicable prospectus supplement. In the alternative or in addition to this initial deposit, a reserve account may be funded through the application of a portion of collections received on the trust assets for the series, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in the reserve account may be distributed to holders of a specified class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or another person named in the applicable prospectus supplement.

COLLECTIONS

The trust agreement will establish procedures by which the trustee or another person specified in the prospectus supplement will be obligated, for the benefit of the holders of each series of certificates, to administer the related trust assets, including making collections of all payments, and depositing the collections into a segregated account maintained or controlled by the applicable trustee for the benefit of that series (each a "collection account"). The trustee will make all determinations as to the appropriate application of such collections and other amounts available for distribution.

Amounts in the collection account will first be applied to the payment of any administrative or collection expenses or other expenses of the trust and then to credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits), then to deposits in any reserve account, payments due under any swaps, derivatives or other contracts to which the trust is a party and then to the payment of amounts then due and owing on the certificates of the series and classes within the series, all in the manner and according to the priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the trust assets during a given collection period or on or by specified dates. There can be no assurance that amounts received from the trust assets, including any credit support obtained for the benefit of certificate holders for a particular series or class of certificates, over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then intended to be distributed to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated to the classes of any series of certificates, if applicable.

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If specified in the applicable prospectus supplement, the trustee will be entitled to withdraw or cause to be withdrawn from the collection account, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets. Furthermore, all liabilities of the trust must be satisfied before any amounts are distributed to the certificate holders. However, the trust is not expected to have any liabilities at such time.

The relative priorities of distributions with respect to collections from the trust assets assigned to each class of a given series of certificates may permanently or temporarily change over time upon the occurrence of circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of some amounts, such as principal, may be different from the relative distribution priority assigned to that class for payments of other amounts, such as interest or premium.

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Description of the Trust Agreement

A separate trust will be created to issue each series of certificates, pursuant to a separate trust agreement between the depositor and the trustee. The trust agreement will govern the related series of certificates and will be qualified under the Trust Indenture Act of 1939. The following summary of material provisions of the trust agreement and the certificates is not complete, and is qualified in its entirety by reference to the more detailed provisions of the form of trust agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement for certificates of a series will describe any material provision of the trust agreement or the certificates that is not described in this prospectus.

ASSIGNMENT OF TRUST ASSETS

When any series of certificates is issued, the trustee on behalf of the trust, or the depositor, will acquire and transfer the underlying securities and any other trust assets specified in the applicable prospectus supplement to the trust. However, any retained interest and any retained call rights will not be transferred to the trust (see "--Retained Interest" and "--Retained Call Options and Retained Call Rights"). If specified in the applicable prospectus supplement, the trustee will, concurrently with the assignment, deliver or cause to be delivered the certificates to the depositor in exchange for the trust assets or the funds necessary to acquire the trust assets. Each trust asset will be identified in a schedule attached as an exhibit to the trust agreement and the applicable prospectus supplement. The schedule will include the information with respect to the trust assets specified under "Description of the Trust Assets, including Credit Support" above.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

With respect to any series of certificates, the trustee, directly or through its agents, will make reasonable efforts to collect all scheduled payments under the trust assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it held for its own account. However, these procedures must be consistent with the trust agreement and any related instrument governing the underlying securities, any credit support for the trust assets (collectively, the "credit support instruments") and any other trust assets. Except as otherwise described in the applicable prospectus supplement, the trustee will not be required to expend or risk its own funds or to otherwise incur personal financial liability.

REALIZATION UPON DEFAULTED TRUST ASSETS

The trustee will present claims under each applicable credit support instrument, and will take such normal and customary steps as necessary to receive payment or to permit recovery under those instruments with respect to defaulted trust assets.

The trustee will be obligated to follow or cause to be followed normal and customary practices and procedures as it deems necessary or advisable to recover upon each defaulted trust asset. However, it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted trust asset are less than the sum of (a) the outstanding principal amount of the defaulted trust asset, (b) interest accrued on the asset at the applicable interest rate and (c) the aggregate amount of expenses incurred by the trustee or its agents in connection with the collection proceedings to the extent reimbursable from the assets of the trust under the trust agreement, and not reimbursed to the trustee by the depositor in accordance with the depositor's obligations under the trust agreement, the trust will realize a loss in the amount of the difference. If

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specified in the applicable prospectus supplement, the trustee will be entitled to withdraw or cause to be withdrawn from the collection account out of the net proceeds recovered on any defaulted trust asset, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets.

TRUSTEE'S COMPENSATION; PAYMENT OF EXPENSES

The applicable prospectus supplement will specify the amount of the trustee's compensation payable by the trust, if any, or if the trustee's compensation is to be payable by any other person, and the priority of the trustee's claim on collections on the trust assets for payment of its compensation with respect to the relevant series of certificates.

To the extent specified in the applicable prospectus supplement, the depositor will reimburse the trustee for its reasonable out-of-pocket expenses, including payment of reasonable fees and disbursements of the trustee's accountants and counsel, collection costs and any other expenses described in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the trustee has received any amount from DTC in respect of distributions on the underlying securities or any other trust asset or agreement to which the trust is a party and DTC, pursuant to the terms of the depositary agreement in respect of the underlying securities, requires that the trustee repay such amounts, the trustee shall have the right to reimbursement of such amounts, from the certificate holders with respect to any such amounts distributed to certificate holders, and from the swap counterparty with respect to any such amounts distributed to the swap counterparty.

MATTERS REGARDING THE TRUSTEE

The trust agreement for each series will provide that neither the trustee nor any director, officer, employee or agent of the trustee will incur any liability under the trust agreement except for its own negligent action, negligent failure to act or its own willful misconduct or bad faith. Unless otherwise specified in the applicable prospectus supplement, the trust agreement provides that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the depositor and will be held harmless against any loss, liability or reasonable expense (including attorney's fees) that results from any legal action relating to the administration of the trust and the performance of its duties under the trust agreement, other than any loss, liability or expense incurred by reason of the trustee's own willful misconduct, negligence or bad faith in the performance of the trustee's duties under the trust agreement. In addition, the trust agreement will provide that, except as specifically provided, the trustee will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the trust agreement or which in its opinion may involve it in any expense or liability unless the trustee has received indemnification satisfactory to it. The applicable prospectus supplement will describe how legal expenses and costs of these actions and any resulting liability resulting will be paid or otherwise allocated.

REMEDIES OF CERTIFICATE HOLDERS

Any holder of certificates of a series may institute any proceeding with respect to the certificates or the applicable trust agreement only if the following conditions are satisfied:

- the holder must have given the trustee written notice of a continuing breach of the trust agreement or an event of default in respect of the underlying securities;

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DESCRIPTION OF THE TRUST AGREEMENT
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- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement must have made a written request to the trustee to institute the proceeding in its own name as trustee;

- for 15 days the trustee must have neglected or refused to institute the requested proceeding; and

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement must not have given an inconsistent direction to the trustee during the 15-day period.

The trustee, however, is under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

MODIFICATION AND WAIVER

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to that series without notice to or consent of the holders of any certificates, for some purposes including:

- to cure any error or ambiguity;

- to correct or supplement any provision in the trust agreement that is inconsistent with any other provision in the trust agreement;

- to add or supplement any credit support for the benefit of the trust or any holders of certificates, except that if any such addition affects any class of holders differently from any other class of certificate holders, then the depositor must obtain an opinion of counsel stating that the addition will not have a material adverse effect on the interests of any affected class of certificate holders and the trust must have received an opinion of counsel that the addition will not adversely affect the classification of the trust for federal income tax purposes;

- to add to the covenants, restrictions or obligations of the depositor or the trustee for the benefit of the certificate holders;

- to provide for the appointment of a successor trustee to the trustee or for the appointment of more than one trustee;

- to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement, so long as (a) the addition, change or elimination does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificate holders or holders of any retained call options or retained call rights, (b) the addition, change or elimination will not, as evidenced by an opinion of counsel, adversely affect the intended classification of the trust for federal income tax purposes or result in a sale or exchange of any certificate for tax purposes and (c) the trustee has received written confirmation from each rating agency that has rated any certificates that the amendment will not cause the rating agency to reduce or withdraw the then-current rating of any certificates; or

- to comply with any requirements imposed by the Internal Revenue Code.

In addition, the trust agreement may (if confirmation has been received from each rating agency rating any class of the certificates that the amendment will not result in a reduction or withdrawal of the rating of that class of the certificates) be amended by the depositor and the trustee, with the consent of

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DESCRIPTION OF THE TRUST AGREEMENT
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the holders of certificates whose certificates evidence more than 50% of the voting rights of the outstanding certificates to add any provision to or change or eliminate any provision of the trust agreement or to modify in any manner the rights of the certificate holders. However, if the amendment would materially adversely affect any class of certificates, or the rating of any class of certificates by any rating agency that has rated the certificates at the request of the depositor, the required percentage of votes of the affected class specified in the related trust agreement will be specified in the applicable prospectus supplement.

No amendment to the trust agreement may (a) reduce in any manner the amount of, or alter the timing of, collections of payments on trust assets or distributions or payments which are required to be made on any certificate, (b) reduce the required percentage of voting rights specified above required for the consent to any such amendment, (c) as evidenced by an opinion of counsel, adversely affect the intended classification of the trust for federal income tax purposes, (d) cause the termination of the trust without, in each case, the consent of the holders of all outstanding certificates issued pursuant to the trust agreement, or (e) change any provisions relating to any retained call options or retained call rights that would adversely affect the holders of any retained call options or retained call rights without the consent of all of the holders of any retained call options or retained call rights.

Unless the applicable prospectus supplement specifies a different required percentage, or otherwise provides, holders of certificates evidencing more than 50% of the voting rights in respect of the outstanding certificates of a given class may, on behalf of all holders of that class, (a) waive, with respect to that class, compliance by the depositor or the trustee with any restrictive provision of the trust agreement before the time for compliance and (b) waive any past default under the trust agreement with respect to certificates of that class, except that the consent of the holders of each outstanding certificate will be required to waive either a default in the failure to distribute amounts received as principal of and any premium or any interest on any certificate or a default in respect of a covenant or provision the amendment of which would require the consent of the holder of each outstanding certificate.

REPORTS TO CERTIFICATE HOLDERS; NOTICES

REPORTS TO CERTIFICATE HOLDERS
Unless otherwise specified in the applicable prospectus supplement, on the next business day following each distribution to certificate holders of any series or class of certificates or as soon after each distribution date as practicable, the trustee will prepare and forward or cause to be prepared and forwarded to each certificate holder (and to any option agent in respect of any retained call options or retained call rights), to the depositor and to any other parties specified in the trust agreement for that series, a statement setting forth:

- the amount of the distribution to holders of that class that is allocable to principal of or any interest or premium on the certificates of that class, and the aggregate amount of unpaid interest as of that distribution date;

- in the case of floating rate certificates, the pass-through rate applicable to that distribution date, as calculated in accordance with the method specified in the applicable prospectus supplement;

- if compensation is received by the trustee from the trust, the amount of compensation received by the trustee for the period relating to that distribution date and other customary information that the trustee deems necessary or desirable to enable certificate holders to prepare their tax returns;

- the aggregate stated principal amount or, if applicable, notional principal amount of the trust assets and the current interest rate (or weighted average interest rate) on the trust assets at the close of business on that distribution date;

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DESCRIPTION OF THE TRUST AGREEMENT
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- if applicable, the current rating of the applicable trust assets assigned by each rating agency then rating the certificates;

- the aggregate certificate principal balance or aggregate notional amount, if applicable, of each class of certificates (including any class of certificates not offered to the public) at the close of business on that distribution date, separately identifying any reduction in the aggregate certificate principal balance or aggregate notional amount due to the allocation of any realized losses or otherwise; and

- as to any series or class for which credit support has been obtained, the amount of credit support available as of the close of business on that distribution date.

In the case of information furnished pursuant to the first paragraph listed above, the amounts must be expressed as a U.S. dollar amount (or its equivalent in any other specified currency) per minimum denomination of certificates or for another specified portion. Within a reasonable period of time after the end of each calendar year, the trustee must furnish to each person who at any time during the calendar year was a certificate holder a statement containing the information set forth in the first and fourth paragraphs listed above, aggregated for that calendar year or the applicable portion of the calendar year during which the person was a certificate holder. This obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information has been provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

NOTICES
Any notice required to be given to a holder of a registered certificate will be mailed to the address of such holder set forth in the applicable certificate register. As noted above, for as long as DTC is the sole registered holder, all notices will be sent to DTC. See "Description of the Certificates -- Global Securities; Holdings in Street Name."

ANNUAL COMPLIANCE STATEMENT

If specified in the applicable prospectus supplement, the trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined documents and records relating to the administration of the trust assets during the related 12-month period (or, in the case of the first such report, the period beginning on the original issue date). This report will provide the firm's findings, based on these procedures, as to whether the administration was conducted in compliance with the terms of the trust agreement. The report will identify any exceptions found during the examination. The report will not be an audit.

If specified in the applicable prospectus supplement, the trust agreement will also require the trustee to deliver to the depositor and the trustee, for the benefit of the certificate holders, an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to the certificates issued pursuant to the trust agreement.

Copies of the annual accountants' statements, if any, and the statement of the officers of the trustee may be obtained by certificate holders without charge upon written request to the trustee at the address provided in the applicable prospectus supplement.

REPLACEMENT CERTIFICATES

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust), or any other location specified

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DESCRIPTION OF THE TRUST AGREEMENT
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in the applicable prospectus supplement, upon payment by the holder of any expenses incurred by the trustee in connection with the replacement and the furnishing of such evidence and indemnity as the trustee or the depositor may require. Mutilated certificates must be surrendered before new certificates will be issued.

RETAINED INTEREST

The prospectus supplement for a series of certificates will specify whether the depositor or any other party will retain any ownership, beneficial or security interest in a portion of, the underlying securities to be deposited into the related trust (the "retained interest"), which retained interest will not be part of the trust assets. If there is a retained interest, the interest will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. Payments in respect of the retained interest will be deducted from payments received on the underlying security related to the retained interest and, in general, will not be property of the related trust or available to the certificate holders. Unless otherwise specified in the applicable prospectus supplement, any partial recovery on an underlying security will be applied pro rata to the retained interest and the portion of the underlying security deposited into the trust.

RETAINED CALL OPTIONS AND RETAINED CALL RIGHTS

If specified in the applicable prospectus supplement, as a condition to its purchase of a certificate, each certificate holder may be required to grant to the depositor the option (each, a "call option") to repurchase its certificates or the depositor or another specified party may retain the right (a "retained call right") to repurchase the underlying securities to be deposited into the related trust, which retained call right will not be part of the trust assets. The transferability of each call option, the conditions, if any, to exercise of each call option and the call price of each call option will be specified in the applicable prospectus supplement. If there are retained call rights, these will be established on an asset-by-asset basis and will be specified in the applicable trust agreement or in an exhibit thereto, and the exercise price of the retained call rights will be at least equal to the principal balance of the certificates plus any accrued interest, and the proceeds will be distributed by the trustee to the certificate holders.

TERMINATION

The trust agreement will terminate and the trust will dissolve, wind-up and terminate 30 days after the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets, including the proceeds of any repurchase of all the underlying securities by the issuer of such securities due to the exercise of its retained call rights with respect to the underlying securities or any sale or other liquidation of the trust assets, in each case in accordance with the terms of the trust agreement. The termination may occur following the scheduled maturity of the underlying securities, as a result of a trust liquidation event, as described under "Trust Liquidation Events" above, or the exercise of the retained call options or retained call rights. In no event, however, will any trust continue beyond the date specified in the applicable prospectus supplement. Written notice of termination of a trust will be provided to each certificate holder, to the depositor and to any other party specified in the trust agreement as described above under "--Reports to Certificate Holders; Notices -- Notices." The final distribution on the related certificates will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee, which will be specified in the notice of termination.

Upon the occurrence of a trust liquidation event that causes a liquidation of some but not all of the underlying securities, the trustee will effect that partial liquidation as provided in the related prospectus supplement. In the case of any other trust liquidation event, all trust assets will be liquidated and, following the distribution of the proceeds of the liquidation, the trust will terminate.

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DESCRIPTION OF THE TRUST AGREEMENT
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DUTIES OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of any provision of the trust agreement, the certificates of any series or any trust asset, credit support instrument or related document. The trustee for a series is required to perform only those duties that are specifically required under the trust agreement with respect to that series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the applicable requirements of the trust agreement.

THE TRUSTEE

The trustee, and co-trustee, if any, for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or banking corporation serving as trustee and co-trustee, if any, will be unaffiliated with the depositor, but it may have normal banking relationships with the depositor or any underlying securities issuer and their respective affiliates. The address of the trustee's, and the co-trustee's, if any, corporate trust office will be either the address specified in the applicable prospectus supplement or any other address that the trustee, or if applicable, the co-trustee designates from time to time by notice to the certificate holders and the depositor.

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Currency Risks

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in a certificate with a specified currency other than U.S. dollars entails significant risks for investors whose base currency is the U.S. dollar. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the specified currency and the possibility that foreign exchange controls could be imposed or modified with respect to the specified currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this level of volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the specified currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its pass-through rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making distributions in respect of certificates denominated in that currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed would not be available. In that event, such payments will be made in the manner set forth above under "--Inability to Pay in Specified Currency" or as otherwise specified in the applicable prospectus supplement.

YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. THESE TYPES OF CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE NOT SOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information provided in this section is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for some issuances of certificates may provide information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, the certificates.

Any prospectus supplement relating to certificates with a specified currency other than U.S. dollars will contain information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency.

FOREIGN CURRENCY JUDGMENTS

Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. The New York Judiciary Law provides that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

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

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United States Federal Income Tax Consequences

The applicable prospectus supplement for each series will contain a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by an initial holder of certificates. These consequences will depend on the terms of the certificates and whether the trust is classified as a grantor trust, as a partnership or otherwise for federal income tax purposes, and will also depend on the trust assets relating to the certificates. The trust agreement for each series will include provisions appropriate to the particulars of the transaction and to the relevant United States federal income tax classification of the trust and related certificates.

Unless otherwise specified in the applicable prospectus supplement, it is generally anticipated that, for United States federal income tax purposes, each trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and the certificates will be treated as evidencing an undivided ownership interest in the trust assets. In addition, it is intended that the trust will likely be classified as a partnership if the Internal Revenue Service ("IRS") determines that it should not be classified as a grantor trust, and that the applicable trust agreement will provide that the trust will elect to be excluded from the provisions of the Internal Revenue Code governing the treatment of partnerships, so that the treatment of certificate holders would likely be similar whether the trust is classified as a grantor trust or a partnership.

With respect to each series of certificates, the trust for that series will be provided with an opinion of Sidley Austin Brown & Wood LLP, special federal tax counsel to the depositor and the trust, regarding the United States federal income tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, prospective investors in any particular series of certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in the applicable prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, prospective investors in any particular series of certificates should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.

Certain ERISA Considerations

Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and
section 4975 of the Internal Revenue Code impose certain restrictions on many retirement plans and other employee benefit plans and arrangements (collectively, "plans") and on persons who are "parties in interest" as defined in ERISA or "disqualified persons" as defined in section 4975 of the Internal Revenue Code with respect to those plans. ERISA imposes certain duties on persons who are considered fiduciaries of plans and also prohibits certain transactions between a plan, its fiduciaries and/or parties in interest with respect to the plan. The Internal Revenue Code imposes a tax on some types of prohibited transactions between a plan and a disqualified person with respect to the plan. Certain employee benefit plans, such as governmental plans and church plans (provided no election has been made under section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA or the Internal Revenue Code, and assets of these plans may be invested in each series of certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law.

Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Therefore, each plan fiduciary, before acquiring

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CERTAIN ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

any certificates, must determine that an investment in the certificates satisfies these general fiduciary requirements.

Plan fiduciaries must also determine whether the acquisition and holding of any certificates and the operations of the related trust would result in direct or indirect prohibited transactions. The purchase and holding of a certificate or any interest in a certificate by or on behalf of a plan could result in prohibited transactions and the imposition of excise taxes and civil penalties under ERISA or the Internal Revenue Code unless a Department of Labor prohibited transaction exemption applies and the conditions for the exemption are satisfied. The operations of the trust for a series of certificates could similarly result in prohibited transactions if plans that purchase the certificates issued by the trust are deemed to own an interest in the underlying assets of the trust. There also may be an improper delegation by the plan fiduciaries of the responsibility to manage plan assets if plans that purchase any series of certificates are deemed to own an interest in the underlying assets of the related trust. The applicable prospectus supplement for each series will specify whether plans are likely to be deemed to own the underlying assets of the applicable trust. Plan fiduciaries should carefully review with their legal advisors whether the purchase or holding of a certificate would be a prohibited transaction or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the applicable prospectus supplement.

The Department of Labor has issued several prohibited transaction class exemptions ("PTCEs") from certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code. For example, UBS Warburg LLC is a broker-dealer registered under the Securities Exchange Act and customarily purchases and sells securities for its own account in the ordinary course of its business as a broker-dealer. Accordingly, the sale of certificates by the underwriters to plans may be exempt under PTCE 75-1 if the conditions of that PTCE are satisfied. Other PTCEs also may be available to the acquisition and holding of a certificate. Plan fiduciaries should consider whether a PTCE is available and whether such an exemption would cover all possible prohibited transactions. See "ERISA Considerations" in the applicable prospectus supplement.

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee and the underwriters that the acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the related trust.

Plan of Distribution

Certificates may be offered in any of three ways: (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the depositor or the trust from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed and the place and time of delivery of the certificates.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters in the United States will include either or both of UBS Warburg LLC and UBS PaineWebber Inc., which are affiliates of the depositor. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions described in the applicable prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.

Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions they receive on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Unless otherwise set forth in the applicable prospectus supplement, the underwriters may purchase and sell the certificates in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the certificates; and short positions created by the underwriters involve the sale by the underwriters of a greater number of certificates than they are required to purchase from the trust in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the certificates sold in the offering may be reclaimed by the underwriters if the certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the

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PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

As to each series of certificates, we will offer only those classes rated in one of the investment grade rating categories by a rating agency. Any certificates of unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers in a transaction exempt from registration under the Securities Act.

Legal Opinions

The validity of the certificates and their federal income tax status will be passed upon for the depositor and the applicable trust by Sidley Austin Brown & Wood LLP, New York, New York.

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INDEX OF DEFINED TERMS

The following is an index of defined terms used in this prospectus and the page where each definition appears.

DEFINED TERMS                                                 PAGE
-------------------------------------------------------------------
accrued interest factor.....................................     11
asset-backed agreements.....................................     19
banking organization........................................     14
base rate...................................................     10
bond index..................................................     13
business day................................................      9
calculation agent...........................................     11
call option.................................................     32
certificate.................................................      7
certificate principal balance...............................     12
closing date................................................     21
collection account..........................................     25
concentrated underlying securities..........................     18
credit support instruments..................................     27
cut-off date................................................     21
definitive certificate......................................     14
depositary..................................................     14
determination date..........................................      9
direct participants.........................................     14
DTC.........................................................     14
ERISA.......................................................     35
face amount.................................................     13
fixed pass-through rate.....................................      8
fixed rate certificates.....................................     10
floating rate certificates..................................     10
GSEs........................................................     19
indexed certificate principal balance.......................     13
indexed certificates........................................     13
indexed commodity...........................................     13
indexed currency............................................     13
indexed interest............................................     13
indirect participants.......................................     14
insurer.....................................................     24
interest reset date.........................................     11
interest reset period.......................................     11
IRS.........................................................     35
letter of credit bank.......................................     24
LIBOR.......................................................     10
London banking day..........................................      9
maximum pass-through rate...................................     10

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INDEX OF DEFINED TERMS
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
DEFINED TERMS                                                 PAGE
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
minimum pass-through rate...................................     10
multi-currency certificates.................................     13
multilateral bank issuer....................................     20
notional amount.............................................     12
original issue date.........................................      8
pass-through................................................      6
pass-through rate...........................................      8
plans.......................................................     35
PTCEs.......................................................     36
publicly tradable...........................................     18
realized losses.............................................     12
reference assets............................................     23
reference entity............................................     23
reference obligation........................................     23
reserve account.............................................     25
retained call right.........................................  5, 32 retained interest...........................................  5, 32
Securities Act..............................................     18
Securities Exchange Act.....................................      4
specified currency..........................................      8
spread......................................................     10
spread multiplier...........................................     10
stock index.................................................     13
street name.................................................     15
stripped certificates.......................................      8
stripped interest...........................................     10
trust assets................................................     18
underlying securities.......................................     18
underlying securities currency..............................     21
underlying securities interest accrual periods..............     21
underlying securities payment dates.........................     21
underlying securities rate..................................     21
variable pass-through rate..................................      8

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.